Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

NATIONSTAR MORTGAGE LLC,

as Servicer (prior to the respective MSR Transfer Dates)

and

ADVANCE PURCHASER LLC,

as Receivables Seller and as Servicer (on and after the respective MSR Transfer Dates)

and

NRZ SERVICER ADVANCE FACILITY TRANSFEROR BC, LLC,

as Depositor

and consented to by

BARCLAYS BANK PLC

and

SHEFFIELD RECEIVABLES CORPORATION

Dated as of December 17, 2013

NRZ SERVICER ADVANCE RECEIVABLES TRUST BC

ADVANCE RECEIVABLES BACKED NOTES, ISSUABLE IN SERIES

TABLE OF CONTENTS

		Page

Section 1.	Definitions; Incorporation by Reference.	4
Section 2.	Transfer of Receivables.	7
Section 3.	Nationstar’s and Advance Purchaser’s Acknowledgment and Consent to Assignment.	10
Section 4.	Representations, Warranties and Certain Covenants of Nationstar, as Servicer (prior to the respective MSR Transfer Dates) and as Initial Receivables Seller.	11
Section 5.	Representations, Warranties and Certain Covenants of Advance Purchaser, as Servicer (on and after the respective MSR Transfer Dates) and as Receivables Seller.	20
Section 6.	Termination.	28
Section 7.	General Covenants of Nationstar, as Initial Receivables Seller (for certain Designated Servicing Agreements prior to the final MSR Transfer Date) and Servicer (for certain Designated Servicing Agreements prior to the final MSR Transfer Date).	28
Section 8.	General Covenants of Advance Purchaser, as Receivables Seller and Servicer (on and after the respective MSR Transfer Dates).	32
Section 9.	Grant Clause.	35
Section 10.	Conveyance by Depositor; Grant by Issuer.	36
Section 11.	Protection of Indenture Trustee’s Security Interest in Trust Estate.	37
Section 12.	Indemnification by Nationstar.	37
Section 13.	Indemnification by Advance Purchaser.	39
Section 14.	Miscellaneous.	41
Section 15.	Consent and Acknowledgement of the Amendments.	43

Schedule 1-A	Form of Assignment of Advance Receivables
Schedule 1-B	Form of Assignment of Receivables
Exhibit A	Form of Subordinated Note

i

RECEIVABLES SALE AGREEMENT

This AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT (as it may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”) is made as of December 17, 2013 (the “Effective Date”), by and among Nationstar Mortgage LLC, a limited liability company organized under the laws of the State of Delaware (“Nationstar”), as initial receivables seller and as servicer (prior to the respective MSR Transfer Dates), Advance Purchaser LLC, a limited liability company organized under the laws of the State of Delaware (“Advance Purchaser”), as receivables seller and as servicer (on and after the respective MSR Transfer Dates), and NRZ Servicer Advance Facility Transferor BC, LLC, a limited liability company organized under the laws of the State of Delaware, as depositor (the “Depositor”), and is consented to by 100% of the Noteholders and the Administrative Agent.

RECITALS

A. The Depositor is a special purpose Delaware limited liability company. The Depositor and Nationstar are parties to that certain Receivables Sale Agreement (the “Original Receivables Sale Agreement”), dated as of September 19, 2013 (the “Closing Date”). Pursuant to Section 11(a) of the Original Receivables Sale Agreement, Nationstar and the Depositor may amend the Original Receivables Sale Agreement by written instrument upon delivery of an Issuer Tax Opinion and, so long as the Notes are outstanding, the Administrative Agent and Noteholders of more than the Series Required Noteholders of each Series shall have consented thereto. The Depositor, Advance Purchaser and Nationstar wish to amend and restate in its entirety the Original Receivables Sale Agreement in accordance with Section 11(a) of the Original Receivables Sale Agreement, pursuant to the terms set forth in this Agreement.

B. Nationstar acts as the servicer under one or more servicing agreements (each, as it may be amended, supplemented, restated, or otherwise modified from time to time, a “Servicing Agreement” and, collectively, the “Servicing Agreements”). Certain Servicing Agreements (each, as may be amended, supplemented, restated or otherwise modified from time to time, a “Designated Servicing Agreement” and, collectively, the “Designated Servicing Agreements”) will be designated as described herein for inclusion under this Agreement, the Receivables Pooling Agreement (defined below) and the Indenture (defined below).

C. Nationstar is selling the servicing rights under the Designated Servicing Agreements to Advance Purchaser. Prior to the MSR Transfer Date with respect to any Designated Servicing Agreement, Nationstar shall continue to (i) be the “Servicer” under such Designated Servicing Agreement, (ii) have the obligation to make the required Advances under such Designated Servicing Agreement, (iii) have the right to collect the related Receivables in reimbursement of such Advances, and (iv) have the right to collect Receivables in existence on the Effective Date related to Advances. Prior to the related MSR Transfer Date, upon its disbursement of an Advance pursuant to a Designated Servicing Agreement, Nationstar, as servicer, becomes the beneficiary of a contractual right to be reimbursed for such Advance in accordance with the terms of the related Designated Servicing Agreement and, immediately upon their creation, Nationstar shall sell the related Receivables to Advance Purchaser for cash purchase prices equal to 100% of their respective Receivable Balances pursuant to this Agreement and the Purchase Agreement (defined below), and Advance Purchaser shall sell and/or contribute the Receivables it purchases from Nationstar, to the Depositor as described in Paragraph G. below.

D. When all required consents and ratings agency letters required for a formal change of the named servicer under a Designated Servicing Agreement from Nationstar to Advance Purchaser shall have been obtained, Nationstar shall transfer to Advance Purchaser all of the servicing rights and obligations under such Designated Servicing Agreement (such date, the related “MSR Transfer Date”) pursuant to the Master Servicing Rights Purchase Agreement, dated as of the date hereof, and any related Sale Supplement executed from time to time, by and between Nationstar and Advance Purchaser (each as amended, restated, supplemented or otherwise modified from time to time, collectively, the “Purchase Agreement”). On and after the MSR Transfer Date for any Designated Servicing Agreement, Advance Purchaser shall (i) be the “Servicer” under such Designated Servicing Agreement, (ii) have the obligation to make the required Advances under such Designated Servicing Agreement, (iii) have the right to collect the related Receivables in reimbursement of such Advances, and (iv) have the right to collect Receivables in existence on the MSR Transfer Date related to Advances. Upon its disbursement of an Advance pursuant to a Designated Servicing Agreement, Advance Purchaser, as servicer (on and after the related MSR Transfer Date), becomes the beneficiary of a contractual right to be reimbursed for such Advance in accordance with the terms of the related Designated Servicing Agreement. Nationstar will initially be engaged by Advance Purchaser as subservicer for all of the Designated Servicing Agreements as to which the related MSR Transfer Date has occurred under a subservicing agreement (a “Subservicing Agreement”). Other subservicers may be appointed for some or all of the Designated Servicing Agreements or for other servicing rights acquired by Advance Purchaser from time to time in compliance with Section 5(a)(xxxiii) hereof.

E. NRZ Servicer Advance Receivables Trust BC (the “Issuer”), Advance Purchaser, as servicer (on and after the respective MSR Transfer Dates) and as Administrator (in such capacity, the “Administrator”), Nationstar, as servicer (prior to the respective MSR Transfer Dates) and as subservicer, Wells Fargo Bank, N.A., as Indenture Trustee (the “Indenture Trustee”), as Calculation Agent, as Paying Agent and as Securities Intermediary, Barclays Bank PLC (“Barclays”), as administrative agent (the “Administrative Agent”) and Sheffield Receivables Corporation propose to enter into an Amended and Restated Indenture (as it may be amended, supplemented, restated, or otherwise modified from time to time and including any indenture supplement, the “Indenture”), dated as of even date herewith, amending and restating that certain Indenture, dated as of September 19, 2013 (the “Original Indenture”).

F. Pursuant to the Series 2013-VF1 Indenture Supplement, dated as of September 19, 2013, among the Issuer, the Indenture Trustee, Nationstar and Barclays (the “Series 2013-VF1 Indenture Supplement”), the Issuer issued four (4) Classes of Series 2013-VF1 Notes (Class A-VF1, Class B-VF1, Class C-VF1 and Class D-VF1) (the “Series 2013-VF1 Variable Funding Notes”). The Series 2013-VF1 Variable Funding Notes issued by the Issuer pursuant to the Series 2013-VF1 Indenture Supplement are collateralized by the Aggregate Receivables and related property and certain monies in respect thereof now owned and to be hereafter acquired by the Issuer.

G. Advance Purchaser desires to sell and/or contribute, assign, transfer and convey to the Depositor all of its contractual rights (A) to reimbursement pursuant to the terms of a Designated Servicing Agreement for an Advance that it either acquires from Nationstar (before the related MSR Transfer Date) or creates as a result of making Advances (on and after the related MSR Transfer Date) (any right to reimbursement in respect of any such Advance, an “Advance Receivable”), and (B) to payment pursuant to the terms of a Designated Servicing Agreement listed on the Designated Servicing Agreement Schedule for a Deferred Servicing Fee which has been accrued by Nationstar (before the related MSR Transfer Date) and sold by Nationstar to Advance Purchaser pursuant to the Purchase Agreement or accrued by Advance Purchaser (on and after the related MSR Transfer Date) but not paid, and including in either case all rights of Nationstar or Advance Purchaser, as the case may be, to enforce payment of such obligation under the related Designated Servicing Agreement (any right to payment in respect of such Deferred Servicing Fee, a “Deferred Servicing Fee Receivable”) from the date hereof through the Receivables Sale Termination Date under the Designated Servicing Agreements, pursuant to the terms of this Agreement. The Depositor will contemporaneously enter into an Amended and Restated Receivables Pooling Agreement, dated as of even date herewith (as may be amended, supplemented, restated or otherwise modified from time to time, the “Receivables Pooling Agreement”), amending and restating that certain Receivables Pooling Agreement, dated as of September 19, 2013 (the “Original Receivables Pooling Agreement”), with the Issuer pursuant to which the Depositor will sell and/or contribute, assign, transfer and convey to the Issuer immediately upon the Depositor’s acquisition thereof, all Receivables acquired by the Depositor from Advance Purchaser pursuant to this Agreement; provided, however, that all Receivables in existence on the Effective Date shall have been transferred from Nationstar to the Depositor under the Original Receivables Sale Agreement and from the Depositor to the Issuer under the Original Receivables Pooling Agreement prior to the Effective Date.

H. In consideration of each transfer by Advance Purchaser to the Depositor of the Transferred Assets on and after the Effective Date on the terms and subject to the conditions set forth in this Agreement, the Depositor has agreed to pay to Advance Purchaser a purchase price equal to 100% of the fair market value thereof on the related Sale Date. To the extent the portion of the purchase price actually paid in cash by the Depositor for the Transferred Assets is less than 100% of the fair market value thereof, the balance of the purchase price shall be paid by the Depositor to Advance Purchaser on the Effective Date and on each subsequent Sale Date, by keeping the proceeds of a borrowing under a Subordinated Note issued by the Depositor to Advance Purchaser in an amount equal to the amount by which the Purchase Price of such Receivable exceeds the portion of the cash purchase price actually paid therefor.

AGREEMENT

NOW, THEREFORE, in consideration of the above premises and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Incorporation by Reference.

(a) This Agreement is entered into in connection with the terms and conditions of the Indenture. Any capitalized term used but not defined herein shall have the meaning given to it in the Indenture. Furthermore, for any capitalized term defined herein but defined in greater detail in the Indenture, the detailed information from the Indenture shall be incorporated herein by reference.

Additional Receivables: As defined in Section 2(a)(iii).

Administrative Agent: As defined in the Recitals.

Administrator: As defined in the Recitals.

Advance Purchaser: As defined in the Preamble.

Advance Purchaser Purchase Price: As defined in Section 2(c).

Advance Purchaser Related Documents: As defined in Section 5(a)(iii).

Advance Receivables: As defined in the Recitals.

Aggregate Receivables: (i) All Initial Receivables under a Designated Servicing Agreement sold and/or contributed by Nationstar to the Depositor under the Original Receivables Sale Agreement, (ii) any Nationstar Additional Advance Receivables acquired by Advance Purchaser from Nationstar prior to the related MSR Transfer Date, (iii) any Deferred Servicing Fee Receivables arising under a Designated Servicing Agreement from and after the Effective Date and (iv) any Advance Receivables arising under each Designated Servicing Agreement from and after the related MSR Transfer Date.

Agreement: As defined in the Preamble.

Assignment of Advance Receivables: Each agreement documenting an assignment by Nationstar to Advance Purchaser substantially in the form set forth on Schedule 1-A.

Assignment of Receivables: Each agreement documenting an assignment by Advance Purchaser to the Depositor substantially in the form set forth on Schedule 1-B.

Barclays: As defined in the Recitals.

Closing Date: As defined in the Recitals.

Deferred Servicing Fee Receivables: As defined in the Recitals.

Depositor: As defined in the Preamble.

Designated Servicing Agreement and Designated Servicing Agreements: As defined in the Recitals.

Effective Date: As defined in the Preamble.

Indemnification Amounts: As defined in Section 13(c).

Indemnified Party: As defined in Section 13(c).

Indemnity Payment: As defined in Section 4(d).

Indenture: As defined in the Recitals.

Indenture Trustee: As defined in the Recitals.

Initial Receivables: As defined in Section 2(a).

Issuer: As defined in the Recitals.

MSR Transfer Date: As defined in the Recitals.

Nationstar: As defined in the Preamble.

Nationstar Additional Advance Receivables: As defined in Section 2(a)(ii).

Nationstar Additional Deferred Servicing Fee Receivables: As defined in Section 2(a)(ii).

Nationstar Additional Receivables: As defined in Section 2(a)(ii).

Nationstar Advance Receivable Transferred Assets: As defined in Section 2(a)(ii).

Nationstar Deferred Servicing Fee Receivable Transferred Assets: As defined in Section 2(a)(ii).

Nationstar Indemnification Amounts: As defined in Section 12(c).

Nationstar Indemnified Party: As defined in Section 12(c).

Nationstar Receivables: Together, the Initial Receivables and the Nationstar Additional Receivables.

Nationstar Related Documents: As defined in Section 4(a)(iii).

Nationstar Transferred Assets: As defined in Section 2(a)(ii).

Original Indenture: As defined in the Recitals.

Original Receivables Pooling Agreement: As defined in the Recitals.

Original Receivables Sale Agreement: As defined in the Recitals.

Original Transferred Assets: As defined in Section 2(a)(i).

Purchase: Each purchase by the Depositor from Advance Purchaser, as receivables seller, of Transferred Assets.

Purchase Agreement: As defined in the Recitals.

Purchase Price: As defined in Section 2(d).

Receivable: Each Advance Receivable and each Deferred Servicing Fee Receivable.

Receivables Pooling Agreement: As defined in the Recitals.

Receivables Sale Termination Date: The date, after the conclusion of the Revolving Period, on which all amounts due on all Classes of Notes issued by the Issuer pursuant to the Indenture, and all other amounts payable to any party pursuant to the Indenture, shall have been paid in full.

Removed Servicing Agreement: As defined in Section 2(d).

Sale Date: (i) With respect to the Initial Receivables, each date from and including the Closing Date to the Effective Date on which such Initial Receivable was sold and/or contributed, assigned, transferred and conveyed by Nationstar to the Depositor pursuant to the terms of the Original Receivables Sale Agreement and (ii) with respect to any Additional Receivables, each date from and including the Effective Date to the Receivables Sale Termination Date on which such Additional Receivable is sold and/or contributed, assigned, transferred and conveyed by Advance Purchaser to the Depositor pursuant to the terms of this Agreement.

Series: As defined in the Indenture.

Series Required Noteholders: As defined in the Indenture.

Series 2013-VF1 Variable Funding Notes: As defined in the Recitals.

Servicing Agreement and Servicing Agreements: As defined in the Recitals.

Stop Date: As defined in Section 2(e).

Subordinated Note: The promissory note in substantially the form of Exhibit A hereto as more fully described in Section 2(d), as the same may be amended, restated, supplemented or otherwise modified from time to time.

Subservicer: Nationstar or other subservicers that may be engaged by Advance Purchaser as subservicer for all of the Designated Servicing Agreements or for other servicing rights acquired by Advance Purchaser from time to time.

Subservicing Agreement: As defined in the Recitals.

Transferred Assets: As defined in Section 2(a)(iii).

UCC: The Uniform Commercial Code in effect in all applicable jurisdictions.

(b) The Designated Servicing Agreement Schedule, as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the Transaction Documents, is incorporated by this reference into this Agreement.

Section 2. Transfer of Receivables.

(a) Transferred Assets.

(i) From the Closing Date to the Effective Date, Nationstar sold and/or contributed, assigned, transferred, and conveyed to the Depositor, and the Depositor acquired from Nationstar, without recourse except as provided under the Original Receivables Sale Agreement, all of Nationstar’s right, title and interest, whether now owned or hereafter acquired, in, to and under each Receivable (1) in existence on the Closing Date and in existence on any Business Day after the Closing Date and prior to the Effective Date that arose under any Servicing Agreement that was listed as a “Designated Servicing Agreement” on the Designated Servicing Agreement Schedule as of the date such Receivable was created (the “Initial Receivables”), and (2) all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC), together with all rights of Nationstar to enforce such Initial Receivables (collectively, the “Original Transferred Assets”).

(ii) Commencing on the Effective Date, and until the opening of business on the MSR Transfer Date for each Designated Servicing Agreement, Nationstar shall sell, assign, transfer and convey to Advance Purchaser, for a cash purchase price equal to 100% of the Receivable Balance thereof, (1) each Advance Receivable in existence on any Business Day on and after the Effective Date and until the opening of business on the related MSR Transfer Date and which arises under any Servicing Agreement that is listed as a “Designated Servicing Agreement” on the Designated Servicing Agreement Schedule as of the date such Receivable is created (“Nationstar Additional Advance Receivables”), and (2) all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC), together with all rights of Advance Purchaser to enforce such Nationstar Additional Advance Receivables (collectively, the “Nationstar Advance Receivable Transferred Assets”). Nationstar affirms that it has sold, assigned, transferred and conveyed to Advance Purchaser pursuant to the Purchase Agreement each Deferred Servicing Fee Receivable in existence on any Business Day on and after the Effective Date and until the opening of business on the related MSR Transfer Date and which arises under any Servicing Agreement that is listed as a “Designated Servicing Agreement” on the Designated Servicing Agreement Schedule as of the date such Receivable is created (“Nationstar Additional Deferred Servicing Fee Receivables” and together with the Nationstar Additional Advance Receivables, the “Nationstar Additional Receivables”), and (2) all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC), together with all rights of Advance Purchaser to enforce such Nationstar Additional Deferred Servicing Fee Receivables (collectively, the “Nationstar Deferred Servicing Fee Receivable Transferred Assets” and together with the Nationstar Advance Receivable Transferred Assets, the “Nationstar Transferred Assets”).

(iii) Commencing on the Effective Date, and until the close of business on the Receivables Sale Termination Date, subject to the provisions of this Agreement, Advance Purchaser hereby sells and/or contributes, assigns, transfers and conveys to the Depositor, and the Depositor purchases and acquires from Advance Purchaser without recourse except as provided herein, all of Advance Purchaser’s right, title and interest, whether now owned or hereafter acquired, in, to and under (1) each Receivable in existence on any Business Day on and after the Effective Date and prior to the Receivables Sale Termination Date (including the Nationstar Additional Receivables) that arises under any Servicing Agreement that is listed as a “Designated Servicing Agreement” on the Designated Servicing Agreement Schedule as of the date such Receivable is created (“Additional Receivables”), and (2) all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC) (including the Nationstar Transferred Assets), together with all rights of Advance Purchaser to enforce such Additional Receivables (including the Nationstar Transferred Assets) (collectively, the “Transferred Assets”). Nationstar and Advance Purchaser hereby affirm that Deferred Servicing Fee Receivables that are ineligible for financing under the Indenture will not be sold or transferred under the Purchase Agreement or hereunder and shall not otherwise constitute “Receivables” for purposes hereof or any other Transaction Document. Until the Receivables Sale Termination Date, Advance Purchaser shall, automatically and without any further action on its part, sell and/or contribute, assign, transfer and convey to the Depositor, on each Business Day, each Additional Receivable not previously transferred to the Depositor and the Depositor shall purchase each such Additional Receivable together with all of the other Transferred Assets related to such Receivable.

(b) Nationstar and the Depositor hereby agree that no further transfers will be made pursuant to any Assignment of Receivables dated prior to the Effective Date.

(c) Advance Purchaser’s Purchase Price to Nationstar. In consideration of the sale to Advance Purchaser of the Nationstar Additional Advance Receivables and related Nationstar Advance Receivable Transferred Assets, on the terms and subject to the conditions set forth in this Agreement, Advance Purchaser shall, on each Sale Date, or otherwise promptly following such Sale Date if so agreed by Nationstar and Advance Purchaser, pay and deliver to Nationstar, in immediately available funds, a purchase price (the “Advance Purchaser Purchase Price”) equal to 100% of the sum of the Receivable Balances of all Advance Receivables sold by Nationstar to Advance Purchaser on such Sale Date. For convenience purposes, Advance Purchaser may pay the cash purchase price for Nationstar Additional Advance Receivables periodically rather than daily, but notwithstanding any delay in or failure of payment, Nationstar sells, assigns, transfers and conveys each Nationstar Additional Advance Receivable to Advance Purchaser when it is created in consideration of the transactions contemplated under the Purchase Agreement and Advance Purchaser’s promise to pay the related Advance Purchaser Purchase Price pursuant to this section.

(d) Depositor’s Purchase Price. In consideration of the sale, assignment, transfer and conveyance to the Depositor of the Aggregate Receivables and related Transferred Assets, on the terms and subject to the conditions set forth in this Agreement, the Depositor shall, on each Sale Date, or otherwise promptly following such Sale Date if so agreed by Advance Purchaser and the Depositor, pay and deliver to Advance Purchaser, in immediately available funds, a purchase price (the “Purchase Price”) equal to the fair market value of the Receivables sold by Advance Purchaser to the Depositor on such Sale Date. To the extent that the Purchase Price of the Additional Receivables is greater than the cash portion of the Purchase Price, then the Depositor shall (i) first, pay such portion of the Purchase Price in the form of a borrowing under the Promissory Note in the form attached hereto as Exhibit A; provided however, that the Depositor may not make any borrowing under the Subordinated Note unless at the time of (and immediately after) each borrowing thereunder, both before and after the sale transaction (1) the Depositor’s total assets exceed its total liabilities, (2) the Depositor’s cash on hand is sufficient to satisfy all of its current obligations (other than its obligations under the Subordinated Note and the obligation to pay the Purchase Price), (3) the Depositor is adequately capitalized at a commercially reasonable level and (4) the Depositor has determined that its financial capacity to meet its financial commitment under the Subordinated Note is adequate and (ii) second, to the extent the Depositor cannot make a borrowing under the Subordinated Note, accept a contribution to its capital from Advance Purchaser in an amount equal to the remaining unpaid portion of the Purchase Price. Advance Purchaser is hereby authorized by the Depositor to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Depositor thereunder. Advance Purchaser shall record in its books and records all increases in and payments in reduction of the outstanding principal amount of the Subordinated Note.

(e) Removal of Designated Servicing Agreements or Receivables. On any date on and/or after the satisfaction of all conditions specified in Section 2.1(c)(ii) of the Indenture, Advance Purchaser may remove a Designated Servicing Agreement from the Designated Servicing Agreement Schedule (each such Servicing Agreement so removed, a “Removed Servicing Agreement”). Upon the removal of a Designated Servicing Agreement from the Designated Servicing Agreement Schedule, (i) except if Advance Purchaser conducts a Permitted Refinancing, all Receivables related to Advances made by or Deferred Servicing Fees accrued by the Servicer under such Removed Servicing Agreement previously transferred to the Depositor and Granted to the Indenture Trustee for inclusion in the Trust Estate, shall remain subject to the lien of the Indenture, in which case the Receivables Seller may not assign to another Person any Receivables arising under that Removed Servicing Agreement until all Receivables that arose under that Removed Servicing Agreement that are included in the Trust Estate shall have been paid in full or sold in a Permitted Refinancing, and (ii) all Receivables related to such Removed Servicing Agreement arising on or after the date that the related Servicing Agreement was removed from the Designated Servicing Agreement Schedule (the “Stop Date”) shall not be sold to the Depositor and shall not constitute Additional Receivables.

(f) Nationstar Marking of Books and Records. Nationstar shall, at its own expense, on or prior to the applicable Sale Date, in the case of Nationstar Additional Receivables, indicate in its books and records (including its computer records) that the Receivables arising under each Designated Servicing Agreement and the related Nationstar Transferred Assets have been sold, assigned, transferred and conveyed to Advance Purchaser in accordance with this Agreement and the Purchase Agreement. Nationstar shall not alter the indication referenced in this paragraph with respect to any Receivable during the term of this Agreement (except in accordance with Section 9(a)). If a third party, including a potential purchaser of a Receivable, should inquire as to the status of the Receivables, Nationstar shall promptly indicate to such third party that the Receivables have been sold, assigned, transferred and conveyed and Nationstar (except in accordance with Section 9(a)) shall not claim any right, title or interest (including, but not limited to ownership interest) therein.

(g) Advance Purchaser Marking of Books and Records. Advance Purchaser shall, at its own expense, on or prior to the applicable Sale Date, in the case of Additional Receivables, indicate in its books and records (including its computer records) that the Receivables arising under each Designated Servicing Agreement and the related Transferred Assets have been sold, assigned, transferred and conveyed to the Depositor in accordance with this Agreement. Advance Purchaser shall not alter the indication referenced in this paragraph with respect to any Receivable during the term of this Agreement (except in accordance with Section 9(b)). If a third party, including a potential purchaser of a Receivable, should inquire as to the status of the Receivables, Advance Purchaser shall promptly indicate to such third party that the Receivables have been sold, assigned, transferred and conveyed and Advance Purchaser (except in accordance with Section 9(b)) shall not claim any right, title or interest (including, but not limited to ownership interest) therein.

Section 3. Nationstar’s and Advance Purchaser’s Acknowledgment and Consent to Assignment.

(a) Acknowledgment and Consent to Assignment. Each of Nationstar and Advance Purchaser hereby acknowledges that the Depositor has sold and/or contributed, assigned, transferred and conveyed to the Issuer, and that the Issuer has Granted to the Indenture Trustee, on behalf of the Noteholders, the rights (but not the obligations) of the Depositor under this Agreement, including, without limitation, the right to enforce the obligations of each of Nationstar and Advance Purchaser hereunder. Each of Nationstar and Advance Purchaser hereby consents to such Grant by the Issuer to the Indenture Trustee pursuant to the Indenture and acknowledges that each of the Issuer and the Indenture Trustee (on behalf of itself, the Noteholders, any Supplemental Credit Enhancement Provider and any Liquidity Provider) shall be a third party beneficiary in respect of the representations, warranties, covenants, rights, indemnities and other benefits arising hereunder that are so Granted by the Issuer. Moreover, each of Nationstar and Advance Purchaser hereby authorizes and appoints as its attorney-in-fact the Depositor, the Issuer and the Indenture Trustee, as the Issuer’s assignee, on behalf of the Depositor, to execute and deliver such documents or certificates as may be necessary in order to enforce its rights under this Agreement and its rights to collect the Aggregate Receivables.

(b) Access to Records. In connection with the conveyances hereunder and under the Purchase Agreement, each Nationstar and Advance Purchaser hereby grants to the Depositor (and its assigns) an irrevocable license to access all records relating to the Aggregate Receivables, without the need for any further documentation in connection with any conveyance hereunder; provided, however, that the Depositor (and its assigns) may not exercise any right under such license until an Event of Default has occurred and is continuing; and provided further that such license is for the limited purpose of administering and accounting for the Aggregate Receivables. In connection with such license, and subject to the foregoing provisos, each of Nationstar and Advance Purchaser hereby grants to the Depositor (and its assigns) an irrevocable, non-exclusive license (subject to the restrictions contained in any license with respect thereto) to use, without royalty or payment of any kind, all software used by Nationstar or Advance Purchaser, as receivables seller or as servicer as the case may be, to account for the Aggregate Receivables, to the extent necessary to administer the Aggregate Receivables and such software is owned by Nationstar or Advance Purchaser, as the case may be. With respect to software owned by others and used by Nationstar or Advance Purchaser, as the case may be, under license agreements, Nationstar or Advance Purchaser, as the case may be, shall cooperate with the Depositor (and its assigns) to identify such software and the applicable licensors thereof and provide such other information available to it and reasonably necessary in order for the Depositor to obtain its own licenses with respect to such software. The licenses granted by Nationstar or Advance Purchaser, as the case may be, pursuant to this Section 3 with respect to software owned by it shall be irrevocable and shall terminate, with respect to Nationstar, on the last MSR Transfer Date, and with respect to Advance Purchaser, on the Receivables Sale Termination Date.

Section 4. Representations, Warranties and Certain Covenants of Nationstar, as Servicer (prior to the respective MSR Transfer Dates) and as Initial Receivables Seller.

Nationstar, as initial receivables seller and as servicer (prior to the respective MSR Transfer Dates), hereby makes the following representations, warranties and covenants for the benefit of Advance Purchaser, on which Advance Purchaser is relying in purchasing its residual interest in the entities that hold the Initial Receivables, subject to the Indenture, and the Nationstar Additional Receivables and executing this Agreement. The representations are made as of the date of this Agreement and the Purchase Agreement and as of each Sale Date prior to the related MSR Transfer Date, except as set forth herein with respect to the representations of Nationstar in its capacity as Subservicer. Such representations and warranties shall survive the sale and/or contribution, assignment, transfer and conveyance of any Initial Receivables to the Depositor prior to the Effective Date, or the sale, assignment, transfer and conveyance of any Nationstar Additional Receivables and any other related Nationstar Transferred Assets to Advance Purchaser. Nationstar affirms all representations and warranties and covenants that it has heretofore made under the Original Receivables Sale Agreement. Additionally, Nationstar affirms all representations and warranties and covenants that it has made under the Purchase Agreement.

(a) General Representations, Warranties and Covenants.

(i) Organization and Good Standing. Nationstar is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has and until the final MSR Transfer Date, will continue to have, power, authority and legal right to acquire, own, hold, transfer, assign and convey the Nationstar Additional Receivables.

(ii) Due Qualification. Nationstar is and will continue to be duly qualified to do business as a limited liability company in good standing, and has obtained and will keep in full force and effect all necessary licenses, permits and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses, permits or approvals and as to which the failure to obtain or to keep in full force and effect such licenses, permits or approvals would have a material and adverse impact upon the value or collectability of the Nationstar Additional Receivables and such failure cannot be subsequently cured for the purposes of enforcing contracts.

(iii) Power and Authority. From the Effective Date and until the final MSR Transfer Date, Nationstar has and will continue to have all requisite limited liability company power and authority to own the Nationstar Additional Receivables, and Nationstar has and will continue to have all requisite limited liability company power and authority to execute and deliver this Agreement, the Purchase Agreement, each other Transaction Document to which it is a party and any and all other instruments and documents necessary to consummate the transactions contemplated hereby or thereby (collectively, the “Nationstar Related Documents”), and to perform each of its obligations under this Agreement and under the Nationstar Related Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Nationstar, and the execution and delivery of each of the applicable Nationstar Related Documents by Nationstar, the performance by Nationstar of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have each been duly authorized by Nationstar and no further limited liability company action or other actions are required to be taken by Nationstar in connection therewith.

(iv) Valid Transfer. Upon the execution and delivery of this Agreement, the related Assignment of Advance Receivables by each of the parties hereto and thereto and delivery of and the Designated Servicing Agreement Schedule, this Agreement and such Assignment of Advance Receivables shall evidence a valid sale and/or contribution, transfer, assignment and conveyance of the Nationstar Additional Advance Receivables as of the applicable Sale Date to Advance Purchaser prior to the final MSR Transfer Date, which is enforceable against creditors of and purchasers from Nationstar except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles. Upon the execution and delivery the Purchase Agreement, the Purchase Agreement shall evidence a valid sale, transfer, assignment and conveyance of the Nationstar Additional Deferred Servicing Fee Receivables as of the Effective Date to Advance Purchaser prior to the final MSR Transfer Date, which is enforceable against creditors of and purchasers from Nationstar except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

(v) Binding Obligation. The Purchase Agreement, this Agreement and each of the other Transaction Documents to which Nationstar is a party has been, or when delivered will have been, duly executed and delivered and each constitutes the legal, valid and binding obligation of Nationstar, enforceable against Nationstar, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

(vi) Good Title. Immediately prior to each purchase of Nationstar Additional Receivables hereunder or under the Purchase Agreement, as applicable, Nationstar is the legal and beneficial owner of each such Receivable and the related Nationstar Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens; and immediately upon the transfer and assignment thereof, Advance Purchaser will have good and marketable title to, with the right to sell and encumber, each Nationstar Additional Receivable, whether now existing or hereafter arising, together with the related Nationstar Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens.

(vii) Perfection.

(A) This Agreement and the Purchase Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Nationstar Additional Receivables and the related Nationstar Transferred Assets with respect thereto in favor of Advance Purchaser, which security interest is prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from Nationstar;

(B) Nationstar has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under the UCC in order to perfect the security interest in the Nationstar Additional Receivables and the related Nationstar Transferred Assets granted to Advance Purchaser hereunder and under the Purchase Agreement; and

(C) Nationstar has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Nationstar Additional Receivables and the related Nationstar Transferred Assets, other than under this Agreement and the Purchase Agreement, except pursuant to any agreement that has been terminated on or prior to the date hereof. Nationstar has not authorized the filing of and is not aware of any financing statement filed against it covering the Nationstar Additional Receivables and the related Nationstar Transferred Assets other than those filed in connection with this Agreement, the Purchase Agreement and the other Transaction Documents and those that have been terminated on or prior to the date hereof or for which the lien with respect to the Receivables has been released. Nationstar is not aware of any judgment or tax lien filings against it.

(viii) No Violation. Neither the execution, delivery and performance of this Agreement, the Purchase Agreement, the other Transaction Documents to which it is a party or the applicable Nationstar Related Documents by Nationstar, nor the consummation by Nationstar of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Purchase Agreement, the Nationstar Related Documents or the other Transaction

Documents to which Nationstar is a party (A) will violate the organizational documents of Nationstar, (B) will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a breach or acceleration of, any material indenture, agreement or other material instrument to which Nationstar or any of its Affiliates is a party or by which it or any of them is bound, or which may be applicable to Nationstar, (C) constitutes a default (whether with notice or lapse of time or both), or results in the creation or imposition of any Adverse Claim upon any of the property or assets of Nationstar under the terms of any of the foregoing, or (D) violates any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to Nationstar or its properties.

(ix) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to Nationstar’s knowledge, threatened, against Nationstar (A) in which a third party not affiliated with the Indenture Trustee or a Noteholder asserts the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (C) seeking any determination or ruling that should reasonably be expected to affect materially and adversely the performance by Nationstar or its Affiliates of their obligations under, or the validity or enforceability of, any of the Transaction Documents or (D) relating to Nationstar or its Affiliates and which should reasonably be expected to affect adversely the federal income tax attributes of the Notes.

(x) Reserved.

(xi) Reserved.

(xii) No Violation of Exchange Act or Regulations T, U or X. None of the transactions contemplated in the Transaction Documents (including the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(xiii) All Consents Obtained. All approvals, authorizations, consents, orders or other actions of any persons or of any governmental body or official required in connection with the execution and delivery by Nationstar of the Purchase Agreement, this Agreement and the Transaction Documents to which Nationstar is a party, the performance by Nationstar of the transactions contemplated by the Purchase Agreement, this Agreement and the other Transaction Documents to which it is a party and the fulfillment by Nationstar of the terms hereof and thereof, including without limitation, the transfer of Receivables from Nationstar to Advance Purchaser, have been obtained.

(xiv) Not an Investment Company. Nationstar is not required to be registered as an “investment company” or a company “controlled” by a company required to be registered as an “investment company” within the meaning of the Investment Company Act, and none of the execution, delivery or performance of obligations under this Agreement, the Purchase Agreement or any of the Transaction Documents, or the consummation of any of the transactions contemplated thereby (including, without limitation, the sale of the Transferred Assets hereunder) will violate any provision of the Investment Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(xv) All Taxes, Fees and Charges Relating to Transaction and Transaction Documents Paid. Any taxes, fees and other governmental charges due and payable by Nationstar in connection with the execution and delivery of the Purchase Agreement, this Agreement and the transactions contemplated hereby have been or will be paid by Nationstar at or prior to the date of this Agreement.

(xvi) No Broker, Finder or Financial Adviser Other Than Pursuant to a Note Purchase Agreement. None of Nationstar nor any of its officers, directors, employees or agents has employed any broker, finder or financial adviser or incurred any liability for fees or commissions to any person except in connection with the offering, issuance or sale of the Notes of any Class (other than any Retained Notes) pursuant to a Note Purchase Agreement.

(xvii) Solvency. Nationstar, both prior to and after giving effect to each sale of Receivables with respect to the Designated Servicing Agreements on each Sale Date or on the Effective Date, as applicable prior to the final MSR Transfer Date, (1) is not, and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (2) is, and will be, able to pay its debts as they become due, and (3) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(xviii) Information to Note Rating Agencies. All information provided by Nationstar to any Note Rating Agency, taken together, is true and correct in all material respects.

(xix) No Fraudulent Conveyance. Nationstar is selling the Nationstar Additional Receivables to Advance Purchaser in furtherance of its ordinary business purposes, with no intent to hinder, delay or defraud any of its creditors.

(xx) Ability to Perform Obligations. Nationstar does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(xxi) Information. No document, certificate or report furnished by Nationstar in writing pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby, taken together, contains or will contain when furnished any untrue statement of a material fact. There are no facts relating to and known by Nationstar which when taken as a whole may impair the ability of Nationstar to perform its obligations under this Agreement or any other Transaction Document, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of Nationstar pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

(xxii) Fair Consideration. The aggregate consideration received by Nationstar pursuant to this Agreement and the Purchase Agreement is fair consideration having reasonably equivalent value to the value of the Aggregate Receivables and the performance of the obligations of Nationstar, as receivables seller, hereunder.

(xxiii) Bulk Transfer. No sale, contribution, transfer, assignment or conveyance of Receivables by Nationstar to Advance Purchaser contemplated by this Agreement or the Purchase Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(xxiv) Name. The legal name of Nationstar is as set forth in this Agreement and Nationstar does not have any trade names, fictitious names, assumed names or “doing business” names.

(xxv) Default. As of the Effective Date and until the final MSR Transfer Date, Nationstar is not in default (or subject to termination as servicer (prior to the respective MSR Transfer Dates)) under any material agreement, contract, instrument or indenture to which such Person is a party or by which it or its properties is or are bound (including without limitation, each Designated Servicing Agreement), or with respect to any order of any court, administrative agency, arbitrator or governmental body which should reasonably be expected to have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(xxvi) Repayment of Receivables. Nationstar has no reason to believe that at the time of the transfer of any Receivables to Advance Purchaser pursuant hereto or the Purchase Agreement prior to the final MSR Transfer Date, such Receivables will not be paid in full.

(xxvii) Reserved.

(xxviii) Eligible Subservicer. With respect to any Designated Servicing Agreement, on and after each MSR Transfer Date, Nationstar is an Eligible Subservicer.

(xxix) No Change in Condition of Nationstar. Since March 31, 2013, there has been no change in the business, operations, financial condition, properties or assets of Nationstar which would have a material adverse effect on its ability to perform its obligations under this Agreement, the Purchase Agreement or any other Transaction Document or materially adversely affect the transactions contemplated under this Agreement or any other Transaction Document to which it is a party.

(xxx) Good Standing. Nationstar is in good standing to sell and service mortgage loans and no event has occurred which would make Nationstar unable to comply with eligibility requirements or which would require notification to any state or federal regulatory agency or body.

(xxxi) Compliance With Laws. Nationstar has complied or shall comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions or decrees to which it may be subject, except where the failure to so comply should not be reasonably expected to have an Adverse Effect or a material adverse effect on the financial condition or operations of Nationstar, or the ability of Nationstar to perform its obligations hereunder, under the Purchase Agreement or under any of the other Transaction Documents to which it is a party.

(xxxii) Accounting. Nationstar accounts for the transactions contemplated by this Agreement as a sale of the Receivables from Nationstar to Advance Purchaser.

(b) Representations, Warranties and Covenants of Nationstar Concerning the Initial Receivables and Nationstar Additional Receivables.

(i) Facility Eligible Receivables. Each Nationstar Receivable is payable in United States dollars, is a Facility Eligible Receivable and is transferred pursuant to a Designated Servicing Agreement that is a Facility Eligible Servicing Agreement (except those transferred pursuant to any Ineligible Designated Servicing Agreement), and, if it is an Advance Receivable, the Advance related to such Nationstar Receivable has been fully funded by Nationstar (or any predecessor servicer) using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Designated Servicing Agreement) and/or amounts received by Nationstar from Advance Purchaser under this Agreement; provided that notwithstanding the foregoing, Nationstar makes no representation or warranty (i) as to the status of title or any interest of the Depositor, the Issuer or the Indenture Trustee to or in any Nationstar Additional Receivables, (ii) with respect to any transfer of Receivable by Advance Purchaser, the Depositor or the Issuer, (iii) as to any actions or inactions of Advance Purchaser, the Depositor or the Issuer concerning the Receivables, (iv) as to clause (vii) of the definition of “Facility Eligible Receivable,” (except to the extent covered in other representations by Nationstar in this Agreement). (v) that any determination of the Administrative Agent in clause (xiv) of the definition of “Facility Eligible Receivable” has been satisfied or (vi) with respect to Receivables arising under any Ineligible Designated Servicing Agreement. Each Receivable arises from an Advance or Deferred Servicing Fee for which Nationstar is entitled to reimbursement or payment, as applicable, pursuant to a Designated Servicing Agreement.

(ii) Assignment Permitted under Servicing Agreements. Each Nationstar Receivable arising under a Designated Servicing Agreement is fully transferable and such transfer will not violate the terms of, or require the consent of any Person under the related Designated Servicing Agreement or any other document or agreement to which Nationstar is a party or to which its assets or properties are subject.

(iii) Schedule of Receivables. The information set forth in the Schedule of Receivables hereto shall be true and correct as of the date of this Agreement and each Funding Date.

(iv) No Fraud. As of any Sale Date through the final MSR Transfer Date, with respect to the Nationstar Receivables transferred on such date, no Receivable has been identified by Nationstar or reported to Nationstar by the related MBS Trustee as having resulted from fraud perpetrated by any Person.

(v) No Impairment of Nationstar’s Rights. As of the Effective Date, or as of any Sale Date with respect to any Nationstar Receivables sold by Nationstar through the final MSR Transfer Date on such date, neither Nationstar nor any other Person has taken any action that, or failed to take any action the omission of which, would materially impair its rights or the rights of its assignees, with respect to any Nationstar Receivables.

(vi) No Defenses. As of the related Sale Date through the final MSR Transfer Date, each Nationstar Receivable represents valid entitlement to be paid, has not been repaid in whole or in part or been compromised, adjusted, extended, satisfied, subordinated, rescinded, waived, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, waiver, amendment or modification by any Person.

(vii) No Action to Impair Collectability. Nationstar has not taken (or omitted to take) and will not take (or omit to take), and has no notice that any other Person has taken (or omitted to take) or will take (or omit to take) any action that could impair the collectability of any Nationstar Receivable.

(viii) No Pending Proceedings. There are no proceedings pending, or, to the best of Nationstar’s knowledge, threatened, wherein any governmental agency has (A) alleged that any Nationstar Receivable is illegal or unenforceable, (B) asserted the invalidity of any Nationstar Receivable or (C) sought any determination or ruling that might adversely affect the payment or enforceability of any Receivable.

(ix) Nationstar’s Reporting Obligations. With respect to each Nationstar Receivable, Nationstar is not aware of any circumstances which could reasonably be expected to make it unable to perform its reporting obligations as set forth in the Indenture in any material respect.

(x) UCC Classification. No Nationstar Receivable is secured by “real property” or “fixtures” or evidenced by an “instrument” under and as defined in the UCC. The Nationstar Receivables constitute “general intangibles,” “accounts,” or “payment intangibles” within the meaning of the applicable UCC.

(xi) Enforceability; Compliance with Laws. Each Nationstar Receivable is enforceable in accordance with its terms set forth in the related Designated Servicing Agreement. Each Advance complied with all applicable laws, including those relating to consumer protection, is valid and enforceable and, at the time it is sold to Advance Purchaser, will not be subject to any set-off, counterclaim or other defense to payment by the Obligor, the related securitization trust, the related MBS Trustee, or any other party.

(xii) No Consent Required. Each Nationstar Receivable is assignable by Nationstar, and by Advance Purchaser and its successors and assigns, without the consent of any other Person (except any such consent that shall have been obtained), and upon acquiring the Receivables Advance Purchaser will have the right to pledge the Nationstar Receivables without the consent of any other Person (except any such consent that shall have been obtained) and without any other restrictions on such pledge.

(xiii) No Government Receivables. No Nationstar Receivable is due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state thereof.

(c) Survival. It is understood and agreed that the representations and warranties set forth in Section 4(a) and Section 4(b) shall continue throughout the term of this Agreement.

It is understood and agreed that the representations and warranties made by Nationstar, as initial receivables seller and as servicer (prior to the respective MSR Transfer Dates), pursuant to this Agreement, on which the Depositor and the Issuer relied in accepting the Initial Receivables, and pursuant to this Agreement and the Purchase Agreement, on which Advance Purchaser, the Depositor and the Issuer are relying in accepting the Nationstar Additional Receivables, on which Advance Purchaser and the Depositor is relying in executing this Agreement, on which the Issuer is relying in executing the Receivables Pooling Agreement and on which the Noteholders are relying in purchasing the Notes, and the rights and remedies of Advance Purchaser and its assignees under this Agreement and the Purchase Agreement against Nationstar pursuant to this Agreement, inure to the benefit of Advance Purchaser, the Depositor, the Issuer, the Indenture Trustee for the benefit of the Noteholders, as the assignees of Advance Purchaser’s rights hereunder and under the Purchase Agreement. Such representations and warranties and the rights and remedies for the breach thereof shall survive the sale, assignment, transfer and conveyance of any Nationstar Receivables from Nationstar to Advance Purchaser and its assignees, and the conveyance thereof by Advance Purchaser to the Depositor and its assignees, and the pledge thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders and shall be fully exercisable by the Indenture Trustee for the benefit of the Noteholders.

(d) Remedies Upon Breach. Nationstar shall inform Advance Purchaser, the Indenture Trustee and the Administrative Agent promptly, in writing, upon the discovery of any breach of its representations, warranties or covenants hereunder. Unless such breach shall have been cured or waived within thirty (30) days after the earlier to occur of the discovery of such breach by Nationstar or receipt of written notice of such breach by Nationstar, such that, in the case of a representation and warranty, such representation and warranty shall be true and correct in all material respects as if made on such day, and Nationstar shall have delivered to Advance Purchaser an officer’s certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct or the breach was otherwise cured, Nationstar shall indemnify its assignees (including Advance Purchaser, the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees), against and hold its assignees (including Advance Purchaser, the Depositor, the Issuer, the Indenture Trustee and

each of their respective assignees) harmless from any cost, liability and expense, including, without limitation, reasonable attorneys’ fees and expenses, whether incurred in enforcement proceedings between the parties or otherwise, incurred as a result of, or arising from, such breach, the amount of which shall equal the Receivables Balance of any affected Nationstar Receivable and each such purchase or indemnification amount to be paid hereunder, an “Indemnity Payment”. This Section 4(d) sets forth the exclusive remedy for a breach of representation, warranty or covenant by Nationstar, pertaining to a Nationstar Receivable sold by Nationstar. Notwithstanding the foregoing, the breach of any representation, warranty or covenant shall not be waived by the Issuer under any circumstances without the consent of the Majority Holders of all Outstanding Notes.

Section 5. Representations, Warranties and Certain Covenants of Advance Purchaser, as Servicer (on and after the respective MSR Transfer Dates) and as Receivables Seller.

Advance Purchaser, as receivables seller and as servicer (on and after the respective MSR Transfer Dates), hereby makes the following representations, warranties and covenants for the benefit of the Depositor, the Issuer, and the Indenture Trustee for the benefit of the Noteholders, on which the Depositor is relying in purchasing the Aggregate Receivables and executing this Agreement, on which the Issuer is relying in purchasing the Aggregate Receivables and executing the Receivables Pooling Agreement, and on which the Noteholders are relying in purchasing the Notes. The representations are made as of the date of this Agreement, and as of each Sale Date. Such representations and warranties shall survive the sale and/or contribution, assignment, transfer and conveyance of any Receivables and any other related Transferred Assets to the Depositor and the Issuer.

(a) General Representations, Warranties and Covenants.

(i) Organization and Good Standing. Advance Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has and so long as any Notes are outstanding, will continue to have, power, authority and legal right to acquire, own, hold, transfer, assign and convey the Receivables.

(ii) Due Qualification. Advance Purchaser is and will continue to be duly qualified to do business as a limited liability company in good standing, and has obtained and will keep in full force and effect all necessary licenses, permits and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses, permits or approvals and as to which the failure to obtain or to keep in full force and effect such licenses, permits or approvals would have a material and adverse impact upon the value or collectability of the Receivables and such failure cannot be subsequently cured for the purposes of enforcing contracts.

(iii) Power and Authority. Advance Purchaser has and will continue to have all requisite limited liability company power and authority to own the Receivables, and

Advance Purchaser has and will continue to have all requisite limited liability company power and authority to execute and deliver this Agreement, the initial Designated Servicing Agreement Schedule and each subsequent Designated Servicing Agreement Schedule, each other Transaction Document to which it is a party and any and all other instruments and documents necessary to consummate the transactions contemplated hereby or thereby (collectively, the “Advance Purchaser Related Documents”), and to perform each of its obligations under this Agreement and under the Advance Purchaser Related Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Advance Purchaser, and the execution and delivery of each of the Related Documents by Advance Purchaser, the performance by Advance Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have each been duly authorized by Advance Purchaser and no further limited liability company action or other actions are required to be taken by Advance Purchaser in connection therewith.

(iv) Valid Transfer. Upon the execution and delivery of this Agreement, each Assignment of Receivables and the Designated Servicing Agreement Schedule by each of the parties hereto, this Agreement shall evidence a valid sale, transfer, assignment and conveyance of the Additional Receivables as of the applicable Sale Date to the Depositor, which is enforceable against creditors of and purchasers from Advance Purchaser except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

(v) Binding Obligation. This Agreement and each of the other Transaction Documents to which Advance Purchaser is a party has been, or when delivered will have been, duly executed and delivered and constitutes the legal, valid and binding obligation of Advance Purchaser, enforceable against Advance Purchaser, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

(vi) Good Title. Immediately prior to each Purchase of Receivables hereunder, Advance Purchaser is the legal and beneficial owner of each such Receivable and the related Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens; and immediately upon the transfer and assignment thereof, the Depositor and its assignees will have good and marketable title to, with the right to sell and encumber, each Receivable, whether now existing or hereafter arising, together with the related Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens.

(vii) Perfection.

(A) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Aggregate Receivables and the related Transferred Assets with respect thereto in favor of the Depositor, which security interest is prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from Advance Purchaser;

(B) Advance Purchaser has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under the UCC in order to perfect the security interest in the Aggregate Receivables and the related Transferred Assets granted to the Depositor hereunder; and

(C) Advance Purchaser has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Aggregate Receivables and the related Transferred Assets, other than under this Agreement, except pursuant to any agreement that has been terminated on or prior to the date hereof. Advance Purchaser has not authorized the filing of and is not aware of any financing statement filed against it, the Depositor or the Issuer covering the Aggregate Receivables and the related Transferred Assets other than those filed in connection with this Agreement and the other Transaction Documents and those that have been terminated on or prior to the date hereof or for which the lien with respect to the Receivables has been released. Advance Purchaser is not aware of any judgment or tax lien filings against it.

(viii) No Violation. Neither the execution, delivery and performance of this Agreement, the other Transaction Documents or the Related Documents by Advance Purchaser, nor the consummation by Advance Purchaser of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Related Documents or the other Transaction Documents to which Advance Purchaser is a party (A) will violate the organizational documents of Advance Purchaser, (B) will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a breach or acceleration of, any material indenture, agreement or other material instrument to which Advance Purchaser or any of its Affiliates is a party or by which it or any of them is bound, or which may be applicable to Advance Purchaser, (C) constitutes a default (whether with notice or lapse of time or both), or results in the creation or imposition of any Adverse Claim upon any of the property or assets of Advance Purchaser under the terms of any of the foregoing, or (D) violates any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to Advance Purchaser or its properties.

(ix) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to Advance Purchaser’s knowledge, threatened, against Advance Purchaser (A) in which a third party not affiliated with the Indenture Trustee or a Noteholder asserts the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (C) seeking any determination or ruling that should reasonably be expected to affect materially and adversely the performance by Advance Purchaser or its Affiliates of their obligations under, or the validity or enforceability of, any of the Transaction Documents or (D) relating to Advance Purchaser or its Affiliates and which should reasonably be expected to affect adversely the federal income tax attributes of the Notes.

(x) Ownership of Depositor. As of the Effective Date, Advance Purchaser will acquire from Nationstar 100% of the membership interest in the Depositor. No Person other than Advance Purchaser has any rights to acquire membership interests in the Depositor. Advance Purchaser shall not assign, sell, convey or otherwise transfer its ownership of the membership interest in the Depositor, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, it being understood that the Administrative Agent shall consider, among other things, whether there continues to be adequate consideration for the Receivables transfers from Advance Purchaser to the Depositor, following any such transfer.

(xi) Ownership of Issuer. 100% of the Owner Trust Certificate of the Issuer is owned by the Depositor. No Person other than the Depositor has any rights to acquire all or any portion of the Owner Trust Certificate in the Issuer.

(xii) No Violation of Exchange Act or Regulations T, U or X. None of the transactions contemplated in the Transaction Documents (including the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(xiii) All Consents Obtained. All approvals, authorizations, consents, orders or other actions of any persons or of any governmental body or official required in connection with the execution and delivery by Advance Purchaser or the Depositor of this Agreement and the Transaction Documents to which Advance Purchaser, the Depositor or the Issuer is a party, the performance by Advance Purchaser of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment by Advance Purchaser of the terms hereof and thereof, including without limitation, the transfer of Receivables from Advance Purchaser to the Depositor and from the Depositor to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee, have been obtained.

(xiv) Not an Investment Company. None of Advance Purchaser, the Depositor, the Issuer nor the Trust Estate is required to be registered as an “investment company” or a company “controlled” by a company required to be registered as an “investment company” within the meaning of the Investment Company Act, and none of the execution, delivery or performance of obligations under this Agreement or any of the Transaction Documents, or the consummation of any of the transactions contemplated thereby (including, without limitation, the sale of the Transferred Assets hereunder) will violate any provision of the Investment Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(xv) All Taxes, Fees and Charges Relating to Transaction and Transaction Documents Paid. Any taxes, fees and other governmental charges due and payable by Advance Purchaser, the Depositor or the Issuer in connection with the execution and delivery of this Agreement and the transactions contemplated hereby have been or will be paid by Advance Purchaser or the Depositor at or prior to the date of this Agreement.

(xvi) No Broker, Finder or Financial Adviser Other Than Pursuant to a Note Purchase Agreement. None of Advance Purchaser nor any of its officers, directors, employees or agents has employed any broker, finder or financial adviser or incurred any liability for fees or commissions to any person except in connection with the offering, issuance or sale of the Notes of any Class (other than any Retained Notes) pursuant to a Note Purchase Agreement.

(xvii) Solvency. Advance Purchaser, both prior to and after giving effect to each sale of Receivables with respect to the Designated Servicing Agreements on each Sale Date, (1) is not, and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (2) is, and will be, able to pay its debts as they become due, and (3) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(xviii) Information to Note Rating Agencies. All information provided by Advance Purchaser to any Note Rating Agency, taken together, is true and correct in all material respects.

(xix) No Fraudulent Conveyance. Advance Purchaser is selling the Aggregate Receivables to the Depositor in furtherance of its ordinary business purposes, with no intent to hinder, delay or defraud any of its creditors.

(xx) Ability to Perform Obligations. Advance Purchaser does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(xxi) Information. No document, certificate or report furnished by Advance Purchaser in writing pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby, taken together, contains or will contain when furnished any untrue statement of a material fact. There are no facts relating to and known by Advance Purchaser which when taken as a whole may impair the ability of Advance Purchaser to perform its obligations under this Agreement or any other Transaction Document, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of Advance Purchaser pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

(xxii) Fair Consideration. The aggregate consideration received by Advance Purchaser, as receivables seller, pursuant to this Agreement is fair consideration having reasonably equivalent value to the value of the Aggregate Receivables and the performance of the obligations of Advance Purchaser, as receivables seller, hereunder.

(xxiii) Bulk Transfer. No sale, contribution, transfer, assignment or conveyance of Receivables by Advance Purchaser, as receivables seller, to the Depositor contemplated by this Agreement or by the Depositor to the Issuer pursuant to the Receivables Pooling Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(xxiv) Name. The legal name of Advance Purchaser is as set forth in this Agreement and Advance Purchaser does not have any trade names, fictitious names, assumed names or “doing business” names.

(xxv) Default. None of Advance Purchaser, the Depositor or the Issuer is in default (or, with respect to Advance Purchaser, subject to termination as servicer (on and after the respective MSR Transfer Dates)) under any material agreement, contract, instrument or indenture to which such Person is a party or by which it or its properties is or are bound (including without limitation, each Designated Servicing Agreement), or with respect to any order of any court, administrative agency, arbitrator or governmental body which should reasonably be expected to have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(xxvi) Repayment of Receivables. Advance Purchaser has no reason to believe that at the time of the transfer of any Receivables to the Depositor pursuant hereto, such Receivables will not be paid in full.

(xxvii) [Reserved].

(xxviii) [Reserved].

(xxix) No Change in Condition of Advance Purchaser. Since the date of its formation, there has been no change in the business, operations, financial condition, properties or assets of Advance Purchaser which would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document or materially adversely affect the transactions contemplated under this Agreement or any other Transaction Document.

(xxx) Good Standing. Advance Purchaser is in good standing to sell and service mortgage loans and no event has occurred which would make Advance Purchaser unable to comply with eligibility requirements or which would require notification to any state or federal regulatory agency or body.

(xxxi) Compliance With Laws. Advance Purchaser has complied or shall comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions or decrees to which it may be subject, except where the failure to so comply should not be reasonably expected to have an Adverse Effect or a material adverse effect on the financial condition or operations of Nationstar, or the ability of Advance Purchaser, the Depositor or the Issuer to perform their respective obligations hereunder or under any of the other Transaction Documents.

(xxxii) Accounting. Advance Purchaser accounts for the transactions contemplated by this Agreement as a sale from Nationstar to the Depositor, except to the extent that such sales are not recognized under GAAP due to consolidated financial reporting.

(xxxiii) Appointment of Subservicers. Advance Purchaser shall not appoint any Subservicer other than Nationstar unless and until each rating agency that rated the related mortgage-backed securities as stated in the documentation for the related securitization trust (if applicable to the related Mortgage Pool), shall have delivered written confirmation that the appointment of such Subservicer will not result in a reduction of the then-current ratings of such securities, if rating agency confirmation is required for the appointment of a subservicer under the related Servicing Agreement.

(b) Representations, Warranties and Covenants of Advance Purchaser Concerning the Receivables.

(i) Facility Eligible Receivables. Each Receivable is payable in United States dollars, is a Facility Eligible Receivable and is transferred pursuant to a Designated Servicing Agreement that is a Facility Eligible Servicing Agreement (except those transferred pursuant to any Ineligible Designated Servicing Agreement); provided that notwithstanding the foregoing, Advance Purchaser makes no representation or warranty with respect to Receivables arising under any Ineligible Designated Servicing Agreement. Each Receivable arises from an Advance or Deferred Servicing Fee for which Advance Purchaser is entitled to reimbursement or payment, as applicable, pursuant to a Designated Servicing Agreement.

(ii) Assignment Permitted under Servicing Agreements. Each Receivable arising under a Designated Servicing Agreement is fully transferable and such transfer will not violate the terms of, or require the consent of any Person under the related Designated Servicing Agreement or any other document or agreement to which Nationstar is a party or to which its assets or properties are subject.

(iii) Schedule of Receivables. The information set forth in the Schedule of Receivables hereto shall be true and correct as of the date of this Agreement and each Funding Date.

(iv) No Fraud. As of any Sale Date, with respect to the Receivables transferred on such date, no Receivable has been identified by Advance Purchaser or reported to Nationstar by the related MBS Trustee as having resulted from fraud perpetrated by any Person.

(v) No Impairment of Advance Purchaser’s Rights. As of the Effective Date, or as of any Sale Date with respect to any Receivables sold on such date, neither Advance Purchaser nor any other Person has taken any action that, or failed to take any action the omission of which, would materially impair its rights or the rights of its assignees, with respect to any Receivables.

(vi) No Defenses. As of the related Sale Date, each Receivable represents valid entitlement to be paid, has not been repaid in whole or in part or been compromised, adjusted, extended, satisfied, subordinated, rescinded, waived, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, waiver, amendment or modification by any Person.

(vii) No Action to Impair Collectability. Advance Purchaser has not taken (or omitted to take) and will not take (or omit to take), and has no notice that any other Person has taken (or omitted to take) or will take (or omit to take) any action that could impair the collectability of any Receivable.

(viii) No Pending Proceedings. There are no proceedings pending, or, to the best of Advance Purchaser’s knowledge, threatened, wherein any governmental agency has (A) alleged that any Receivable is illegal or unenforceable, (B) asserted the invalidity of any Receivable or (C) sought any determination or ruling that might adversely affect the payment or enforceability of any Receivable.

(ix) Advance Purchaser’s Reporting Obligations. With respect to each Receivable, Advance Purchaser is not aware of any circumstances which could reasonably be expected to make it unable to perform its reporting obligations as set forth in the Indenture in any material respect.

(x) UCC Classification. No Receivable is secured by “real property” or “fixtures” or evidenced by an “instrument” under and as defined in the UCC. The Aggregate Receivables constitute “general intangibles,” “accounts,” or “payment intangibles” within the meaning of the applicable UCC.

(xi) Enforceability; Compliance with Laws. Each Receivable is enforceable in accordance with its terms set forth in the related Designated Servicing Agreement. Each Advance complied with all applicable laws, including those relating to consumer protection, is valid and enforceable and, at the time it is sold to the Depositor, will not be subject to any set-off, counterclaim or other defense to payment by the Obligor, the related securitization trust, the related MBS Trustee, or any other party.

(xii) No Consent Required. Each Receivable is assignable by Advance Purchaser, and by the Depositor and its successors and assigns, without the consent of any other Person (except any such consent that shall have been obtained), and upon acquiring the Receivables the Issuer will have the right to pledge the Receivables without the consent of any other Person (except any such consent that shall have been obtained) and without any other restrictions on such pledge.

(xiii) No Government Receivables. No Receivable is due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state thereof.

(c) Survival. It is understood and agreed that the representations and warranties set forth in Section 5(a) and Section 5(b) shall continue throughout the term of this Agreement.

It is understood and agreed that the representations and warranties made by Advance Purchaser, as receivables seller and as servicer (on and after the respective MSR Transfer Dates), pursuant to this Agreement, on which the Depositor and the Issuer are relying in accepting the

Receivables, on which the Depositor is relying in executing this Agreement, on which the Issuer is relying in executing the Receivables Pooling Agreement and on which the Noteholders are relying in purchasing the Notes, and the rights and remedies of the Depositor and its assignees under this Agreement against Advance Purchaser pursuant to this Agreement, inure to the benefit of the Depositor, the Issuer, the Indenture Trustee for the benefit of the Noteholders, as the assignees of Advance Purchaser’s rights hereunder. Such representations and warranties and the rights and remedies for the breach thereof shall survive the sale and/or contribution, assignment, transfer and conveyance of any Receivables from Advance Purchaser to the Depositor and its assignees, and the pledge thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders and shall be fully exercisable by the Indenture Trustee for the benefit of the Noteholders.

(d) Remedies Upon Breach. Advance Purchaser shall inform the Indenture Trustee and the Administrative Agent promptly, in writing, upon the discovery of any breach of its representations, warranties or covenants hereunder. Unless such breach shall have been cured or waived within thirty (30) days after the earlier to occur of the discovery of such breach by Advance Purchaser or receipt of written notice of such breach by Advance Purchaser, such that, in the case of a representation and warranty, such representation and warranty shall be true and correct in all material respects as if made on such day, and Advance Purchaser shall have delivered to the Indenture Trustee an officer’s certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct or the breach was otherwise cured, Advance Purchaser shall indemnify its assignees (including the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees), against and hold its assignees (including the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees) harmless from any cost, liability and expense, including, without limitation, reasonable attorneys’ fees and expenses, whether incurred in enforcement proceedings between the parties or otherwise, incurred as a result of, or arising from, such breach, the amount of which shall equal the Receivables Balance of any affected Receivable and each such purchase or indemnification amount to be paid hereunder, an “Indemnity Payment”. This Section 5(d) sets forth the exclusive remedy for a breach of representation, warranty or covenant by Advance Purchaser pertaining to a Receivable. Notwithstanding the foregoing, the breach of any representation, warranty or covenant shall not be waived by the Issuer under any circumstances without the consent of the Majority Holders of all Outstanding Notes.

Section 6. Termination.

This Agreement (a) may not be terminated prior to the termination of the Indenture and (b) may be terminated at any time thereafter by either party hereto upon written notice to the other parties.

Section 7. General Covenants of Nationstar, as Initial Receivables Seller (for certain Designated Servicing Agreements prior to the final MSR Transfer Date) and Servicer (for certain Designated Servicing Agreements prior to the final MSR Transfer Date).

Nationstar covenants and agrees that, from the date of this Agreement until the final MSR Transfer Date has occurred with respect to all Designated Servicing Agreements:

(a) Reserved.

(b) Bankruptcy. Nationstar agrees that it shall comply with Section 14(j). Nationstar has not engaged in and does not expect to engage in a business for which its remaining property represents an unreasonably small capitalization. Nationstar will not transfer any of the Nationstar Receivables with an intent to hinder, delay or defraud any Person.

(c) Legal Existence. Nationstar shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence in the jurisdiction of its formation, and to maintain each of its licenses, approvals, registrations and qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which cannot be subsequently cured for the purpose of enforcing contracts and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial conditions, operations or the ability of Nationstar to perform its obligations hereunder or under any of the other Transaction Documents to which it is a party.

(d) Compliance With Laws. Nationstar shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to its operation, the noncompliance with which would reasonably be expected to have a material adverse effect on the financial condition, operations or the ability of Nationstar to perform their obligations hereunder or under any of the other Transaction Documents to which it is a party.

(e) Taxes. Nationstar shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default; provided that Nationstar shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, or so long as the failure to pay any such tax, assessment, charge or levy would not have a material adverse effect on the ability of Nationstar to perform its obligations hereunder. Nationstar shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested.

(f) Compliance with Representations and Warranties. Nationstar covenants that it shall conduct its business such that it will continually comply with all of its representations and warranties made in Section 4(a) and in the Purchase Agreement.

(g) Amendments to Designated Servicing Agreements. Nationstar hereby covenants and agrees not to expressly consent to any amendment to the Designated Servicing Agreements except for such amendments that would have no adverse effect upon the collectability or timing of payment of any of the Nationstar Additional Receivables or the performance of Nationstar’s obligations under the Transaction Documents or otherwise adversely affect the interest of the Noteholders, any Supplement Credit Enhancement Provider or any Liquidity Provider, without the prior written consent of the Administrative Agent, the Majority Holders of the Outstanding Notes of each Series and of each Supplemental Credit Enhancement Provider. Nationstar will, within five (5) Business Days following the effectiveness of such amendments, deliver to the Indenture Trustee copies of all such amendments.

(h) Reserved.

(i) Keeping of Records and Books of Account. Nationstar shall maintain accurate, complete and correct documents, books, records and other information which is reasonably necessary for the collection of all Nationstar Additional Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all collections of, and adjustments to, each existing Receivable).

(j) Fidelity Bond and Errors and Omissions Insurance. Nationstar, as servicer, shall obtain and maintain at its own expense and keep in full force and effect so long as it is servicing the mortgage loans related to the Receivables, a blanket fidelity bond and an errors and omissions insurance policy with one or more insurers covering its officers and employees and other persons acting on its behalf in connection with its activities under the Transaction Documents meeting the criteria required by the Designated Servicing Agreements. Coverage of Nationstar, as servicer or subservicer under a policy or bond obtained by an Affiliate of Nationstar and providing the coverage required by this subsection (j) shall satisfy the requirements of this subsection (j). Nationstar will promptly report in writing to Advance Purchaser any material changes that may occur in its fidelity bonds, if any, and/or its errors and omissions insurance policies, as the case may be, and will furnish to Advance Purchaser copies of all binders and polices or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

(k) No Adverse Claims, Etc. Against Receivables and Trust Property. Nationstar hereby covenants that, except for the transfer under the Purchase Agreement, the transfer hereunder and as of any date on which Nationstar Additional Receivables are transferred, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Adverse Claim on any of the Nationstar Additional Receivables, or any interest therein (other than Permitted Liens). Nationstar shall notify Advance Purchaser and its designees of the existence of any Adverse Claim (other than as provided above) on any Receivable immediately upon discovery thereof; and Nationstar shall defend the right, title and interest of Advance Purchaser and its assignees in, to and under the Receivables against all claims of third parties claiming through or under it; provided, however, that nothing in this Section 7 shall be deemed to apply to any Adverse Claims for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if Nationstar shall currently be contesting the validity thereof in good faith by appropriate Proceedings. In addition, Nationstar shall take all actions as may be necessary to ensure that, if this Agreement were deemed to create, or does create, a security interest in the Receivables and the other Nationstar Transferred Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such until the Receivables Sale Termination Date.

(l) Taking of Necessary Actions. Nationstar shall perform all actions necessary to sell and/or contribute, assign, transfer and convey the Nationstar Additional Receivables to Advance Purchaser and its assigns, including the Issuer, including, without limitation, any necessary notifications to the MBS Trustees or other parties.

(m) Ownership. Nationstar will take all necessary action to establish and maintain, irrevocably in Advance Purchaser, legal and equitable title to the Nationstar Additional Receivables and the related Nationstar Transferred Assets, free and clear of any Adverse Claim other than Permitted Liens.

(n) [RESERVED].

(o) Name Change, Offices and Records. In the event Nationstar makes any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records, it shall notify Advance Purchaser, the Depositor, the Issuer and the Indenture Trustee thereof and (except with respect to a change of location of books and records) shall deliver to Advance Purchaser, the Depositor, the Issuer and the Indenture Trustee not later than thirty (30) days after the effectiveness of such change (i) if Advance Purchaser, the Depositor, the Issuer or the Indenture Trustee shall so request, an opinion of outside counsel to Nationstar, in form and substance reasonably satisfactory to Advance Purchaser, the Depositor, the Issuer and the Indenture Trustee, as to the grant or assignment from Nationstar to Advance Purchaser of a security interest in the Nationstar Additional Receivables, if the transfers thereof by Nationstar to Advance Purchaser are determined not to be true sales, and as to the perfection and priority of Advance Purchaser’s security interest in the Nationstar Additional Receivables in such event, and (ii) such other documents and instruments that Advance Purchaser, the Depositor, the Issuer or the Indenture Trustee may reasonably request in connection therewith and shall take all other steps to ensure that Advance Purchaser continues to have a first priority, perfected security interest in the Nationstar Additional Receivables and the related Nationstar Transferred Assets.

(p) Location of Jurisdiction of Organization and Records. In the case of a change in the jurisdiction of organization of Nationstar or in the case of a change in the “location” of Nationstar for purposes of Section 9-307 of the UCC, Nationstar must take all actions necessary or reasonably requested by Advance Purchaser to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by Advance Purchaser to further perfect or evidence the rights, claims or security interests of any of Nationstar or any assignee or beneficiary of Advance Purchaser’s rights under this Agreement.

(q) Servicing Policies. Nationstar shall provide notice to Advance Purchaser and the Administrative Agent fifteen (15) days prior to the effectiveness of any material changes to Nationstar’s policies or procedures relating to property valuation or stop advance modeling.

(r) Amendments to the Purchase Agreement. Nationstar, hereby covenants and agrees not to amend the Purchase Agreement in any way that relates to the sale, assignment, transfer and conveyance of Nationstar Transferred Assets hereunder, without the prior written consent of the Administrative Agent.

Section 8. General Covenants of Advance Purchaser, as Receivables Seller and Servicer (on and after the respective MSR Transfer Dates).

Advance Purchaser covenants and agrees that, from the date of this Agreement until the termination of the Indenture:

(a) Reserved.

(b) Bankruptcy. Advance Purchaser agrees that it shall comply with Section 14(j). Advance Purchaser has not engaged in and does not expect to engage in a business for which its remaining property represents an unreasonably small capitalization. Advance Purchaser will not transfer any of the Aggregate Receivables with an intent to hinder, delay or defraud any Person.

(c) Legal Existence. Advance Purchaser shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence in the jurisdiction of its formation, and to maintain each of its licenses, approvals, registrations and qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which cannot be subsequently cured for the purpose of enforcing contracts and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial conditions, operations or the ability of Advance Purchaser, the Depositor or the Issuer to perform its obligations hereunder or under any of the other Transaction Documents.

(d) Compliance With Laws. Advance Purchaser shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to its operation, the noncompliance with which would reasonably be expected to have a material adverse effect on the financial condition, operations or the ability of Advance Purchaser, the Depositor or the Issuer to perform their obligations hereunder or under any of the other Transaction Documents.

(e) Taxes. Advance Purchaser shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default; provided that Advance Purchaser shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, or so long as the failure to pay any such tax, assessment, charge or levy would not have a material adverse effect on the ability of Advance Purchaser to perform its obligations hereunder. Advance Purchaser shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested.

(f) Compliance with Representations and Warranties. Advance Purchaser covenants that it shall conduct its business such that it will continually comply with all of its representations and warranties made in Section 5(a).

(g) Amendments to Designated Servicing Agreements. Advance Purchaser hereby covenants and agrees not to expressly consent to any amendment to the Designated Servicing Agreements except for such amendments that would have no adverse effect upon the collectability or timing of payment of any of the Aggregate Receivables or the performance of Advance Purchaser’s, the Depositor’s or the Issuer’s obligations under the Transaction Documents or otherwise adversely affect the interest of the Noteholders, any Supplement Credit Enhancement Provider or any Liquidity Provider, without the prior written consent of the Administrative Agent, the Majority Holders of the Outstanding Notes of each Series and of each Supplemental Credit Enhancement Provider. Advance Purchaser will, within five (5) Business Days following the effectiveness of such amendments, deliver to the Indenture Trustee copies of all such amendments.

(h) Maintenance of Security Interest. Advance Purchaser shall from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time the interest of the Depositor, the Issuer, the Indenture Trustee and the Noteholders and any Supplemental Credit Enhancement Provider and any Liquidity Provider in all of the Aggregate Receivables is fully protected in accordance with the UCC.

(i) Keeping of Records and Books of Account. Advance Purchaser shall maintain accurate, complete and correct documents, books, records and other information which is reasonably necessary for the collection of all Aggregate Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all collections of, and adjustments to, each existing Receivable).

(j) Fidelity Bond and Errors and Omissions Insurance. Advance Purchaser shall cause the Servicer or the Subservicer shall obtain and maintain at its own expense and keep in full force and effect so long as it is servicing the mortgage loans related to the Receivables, a blanket fidelity bond and an errors and omissions insurance policy with one or more insurers covering its officers and employees and other persons acting on its behalf in connection with its activities under the Transaction Documents meeting the criteria required by the Designated Servicing Agreements. In the case of Nationstar as Servicer or the Subservicer, coverage of Nationstar, as servicer or subservicer under a policy or bond obtained by an Affiliate of Nationstar and providing the coverage required by this subsection (j) shall satisfy the requirements of this subsection (j). Advance Purchaser shall cause the Servicer or the Subservicer to promptly report in writing to the Depositor any material changes that may occur in its fidelity bonds, if any, and/or its errors and omissions insurance policies, as the case may be, and cause Nationstar to furnish to the Depositor copies of all binders and polices or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

(k) No Adverse Claims, Etc. Against Receivables and Trust Property. Advance Purchaser hereby covenants that, except for the transfer hereunder and as of any date on which Additional Receivables are transferred, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Adverse Claim on any of the Aggregate Receivables, or any interest therein (other than Permitted Liens). Advance Purchaser shall notify the Depositor and its designees of the existence of any Adverse Claim (other than as provided above) on any Receivable immediately upon discovery thereof; and Advance Purchaser shall defend the right, title and interest of the Depositor and its assignees in, to and under the Receivables against all claims of third parties claiming through or under it; provided, however, that nothing in this Section 8 shall be deemed to apply to any Adverse Claims for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if Advance Purchaser shall currently be contesting the validity thereof in good faith by appropriate Proceedings. In addition, Advance Purchaser shall take all actions as may be necessary to ensure that, if this Agreement were deemed to create, or does create, a security interest in the Receivables and the other Transferred Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such until the Receivables Sale Termination Date.

(l) Taking of Necessary Actions. Advance Purchaser shall perform all actions necessary to sell and/or contribute, assign, transfer and convey the Aggregate Receivables to the Depositor and its assigns, including the Issuer, including, without limitation, any necessary notifications to the MBS Trustees or other parties.

(m) Ownership. Advance Purchaser will take all necessary action to establish and maintain, irrevocably in the Depositor, legal and equitable title to the Aggregate Receivables and the related Transferred Assets, free and clear of any Adverse Claim (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) in all appropriate jurisdictions to perfect the Depositor’s interest in such Aggregate Receivables and related Transferred Assets and such other action to perfect, protect or more fully evidence the interest of the Depositor or the Indenture Trustee (as the Depositor’s assignee) may reasonably request) other than Permitted Liens.

(n) Depositors’ Reliance. Advance Purchaser acknowledges that the Indenture Trustee and the Noteholders are entering into the transactions contemplated by the Transaction Documents in reliance upon the Depositor’s and Issuer’s identity as a legal entity that is separate from it. Therefore, from and after the date of execution and delivery of this Agreement, Advance Purchaser will take all reasonable steps to maintain each of the Depositor’s and Issuer’s identity as a separate legal entity and to make it manifest to third parties that each of the Depositor and the Issuer is an entity with assets and liabilities distinct from those of Advance Purchaser. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Advance Purchaser (i) will not hold itself out to third parties as liable for the debts of either the Depositor or the Issuer nor purport to own the Aggregate Receivables and other related Transferred Assets, (ii) will take all other actions necessary on its part to ensure that the facts and assumptions regarding it set forth in the opinion issued by Bingham McCutchen LLP, dated the Closing Date, relating to certain bankruptcy issues remain true and correct at all times.

(o) Name Change, Offices and Records. In the event Advance Purchaser makes any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records, it shall notify the Depositor and the Indenture Trustee thereof and (except with respect to a change of location of books and records) shall deliver to the Indenture Trustee not later than thirty (30) days after the effectiveness of such change (i) such financing statements (Forms UCC1 and UCC3) which the Indenture Trustee (acting at the direction of the Administrative Agent) may reasonably request to reflect such name change, or change in type or jurisdiction of organization, (ii) if the Indenture Trustee shall so request, an opinion of outside counsel to Advance Purchaser, in form and substance reasonably satisfactory to the Indenture Trustee, as to the grant or assignment from the Receivables Seller to the Depositor of a security interest in the Aggregate Receivables, if the transfers thereof by Advance Purchaser to the Depositor are determined not to be true sales, and as to the perfection and priority of the Depositor’s security interest in the Aggregate Receivables in such event, and (iii) such other documents and instruments that the Indenture Trustee (acting at the direction of the Administrative Agent) may reasonably request in connection therewith and shall take all other steps to ensure that the Depositor continues to have a first priority, perfected security interest in the Aggregate Receivables and the related Transferred Assets.

(p) Location of Jurisdiction of Organization and Records. In the case of a change in the jurisdiction of organization of Advance Purchaser or in the case of a change in the “location” of Advance Purchaser for purposes of Section 9-307 of the UCC, Advance Purchaser must take all actions necessary or reasonably requested by the Depositor, the Issuer, the Administrative Agent or the Indenture Trustee to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Depositor, the Issuer, the Administrative Agent or the Indenture Trustee to further perfect or evidence the rights, claims or security interests of any of Advance Purchaser, the Depositor, the Issuer or any assignee or beneficiary of the Issuer’s rights under this Agreement, including the Indenture Trustee on behalf of the Noteholders under any of the Transaction Documents.

(q) Servicing Policies. Advance Purchaser shall cause the Servicer or the Subservicer to provide notice to the Administrative Agent fifteen (15) days prior to the effectiveness of any material changes to Nationstar’s policies or procedures relating to property valuation or stop advance modeling.

(r) Amendments to the Purchase Agreement. Advance Purchaser hereby covenants and agrees not to amend the Purchase Agreement in any way that relates to the sale and/or contribution, assignment, transfer and conveyance of Transferred Assets hereunder, without the prior written consent of the Administrative Agent.

Section 9. Grant Clause.

(a) It was intended that the conveyances by Nationstar of Nationstar’s right, title and interest in, to and under the Initial Receivables and of the Original Transferred Assets to the Depositor pursuant to this Agreement constituted, and shall be construed as, sales and not as grants of security interests to secure one or more loans. Further, it is intended that the conveyances by Nationstar on and after the Effective Date of Nationstar’s right, title and interest in, to and under the Nationstar Additional Advance Receivables and of the Nationstar Advance Receivable Transferred Assets to Advance Purchaser pursuant to this Agreement shall constitute, and shall be construed as, sales and not as grants of security interests to secure one or more loans. However, if any of such conveyances are deemed to be in respect of a loan, it is intended that: (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (b) Nationstar has granted to the Depositor a first priority security interest in all of its right, title and interest in, to and under the Initial Receivables and Original Transferred Assets

conveyed hereunder prior to the Effective Date to secure a debt equal to the purchase price paid for such Initial Receivables and Original Transferred Assets, and (c) Nationstar hereby grants to Advance Purchaser a first priority security interest in all of its right, title and interest in, to and under, whether now owned or hereafter acquired, such Nationstar Additional Advance Receivables and the Nationstar Advance Receivable Transferred Assets to secure payment of a debt equal to the purchase price paid for such Nationstar Additional Advance Receivables and the Nationstar Advance Receivable Transferred Assets; and (d) this Agreement shall constitute a security agreement under applicable law. Nationstar will, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in such the Initial Receivables and the Nationstar Additional Advance Receivables and the Original Transferred Assets and the Nationstar Advance Receivable Transferred Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Nationstar will, at its own expense, make all initial filings on or about the Effective Date.

(b) It is the intention of the parties hereto that each transfer and assignment contemplated by this Agreement shall constitute an absolute sale or contribution, as applicable, of the related Aggregate Receivables from Advance Purchaser to the Depositor and that the Receivables shall not be part of Advance Purchaser’s estate or otherwise be considered property of Advance Purchaser in the event of the bankruptcy, receivership, insolvency, liquidation, conservatorship or similar proceeding relating to Advance Purchaser or any of its property. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (b) Advance Purchaser hereby grants to the Depositor a first priority security interest in all of its right, title and interest in, to and under, whether now owned or hereafter acquired, the Aggregate Receivables and the other Transferred Assets to secure payment of such loan; and (c) this Agreement shall constitute a security agreement under applicable law. Advance Purchaser will, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Aggregate Receivables and the other Transferred Assets to secure payment or performance of an obligation, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Advance Purchaser will, at its own expense, make all initial filings on or about the Effective Date, and shall forward a copy of such filing or filings to the Indenture Trustee.

Each of Nationstar and Advance Purchaser and their respective assignees, successors and designees hereby authorizes the Depositor and its assignees, successors and designees to file one or more UCC financing statements, financing statement amendments and continuation statements to perfect the security interests described herein and to maintain the perfection of the such security interests.

Section 10. Conveyance by Depositor; Grant by Issuer.

Each of the Depositor and the Issuer shall have the right, upon notice to but without the consent of Advance Purchaser, to Grant, in whole or in part, its interest under this Agreement with respect to the Receivables to the Issuer and to the Indenture Trustee, respectively, and the

Indenture Trustee then shall succeed to all rights of the Depositor under this Agreement. All references to the Depositor in this Agreement shall be deemed to include its assignee or designee, specifically including the Issuer and the Indenture Trustee.

Section 11. Protection of Indenture Trustee’s Security Interest in Trust Estate.

(a) Advance Purchaser shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time following reasonable prior notice delivered to it, the status of such Receivable, including payments and recoveries made and payments owing. The Schedule of Receivables has been delivered to the Indenture Trustee and shall remain in its possession or control.

(b) Advance Purchaser will maintain its computer records so that, from and after the Grant of the security interest under the Indenture, Advance Purchaser’s master computer records (including any back-up archives) that refer to any Receivables indicate that the Receivables are owned by the Issuer and pledged to the Indenture Trustee on behalf of the Noteholders. Indication of the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on Advance Purchaser’s records when, and only when, the Receivable has been paid in full or released from the lien of the Indenture pursuant to the Indenture.

Section 12. Indemnification by Nationstar.

(a) Without limiting any other rights that a Nationstar Indemnified Party may have hereunder or under applicable law, Nationstar agrees to indemnify each Nationstar Indemnified Party from and against any and all Nationstar Indemnification Amounts which may be imposed on, incurred by or asserted against a Nationstar Indemnified Party in any way arising out of or relating to any breach of Nationstar’s obligations under this Agreement or Nationstar’s ownership of the Initial Receivables or the Nationstar Additional Receivables, excluding, however, Nationstar Indemnification Amounts to the extent resulting from (1) the negligence or willful misconduct on the part of such Nationstar Indemnified Party or (2) the failure of a particular Mortgage Pool to generate sufficient cash flow to pay the Receivables attributable to that Mortgage Pool.

(b) Without limiting or being limited by the foregoing, Nationstar shall pay on demand to each Nationstar Indemnified Party any and all amounts necessary to indemnify such Nationstar Indemnified Party from and against any and all Nationstar Indemnification Amounts relating to or resulting from:

(i) reliance on any representation or warranty made by Nationstar under or in connection with this Agreement, any other Transaction Document, any report or any other information delivered by it pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by Nationstar to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or any other Transaction Document or with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation; or

(iii) the failure of this Agreement to vest and maintain vested in Advance Purchaser, or to transfer, to Advance Purchaser, legal and equitable title to and ownership of the Nationstar Additional Receivables which are, or are purported to be, Receivables, together with all collections in respect thereof, free and clear of any adverse claim (except as permitted hereunder) whether existing at the time of the transfer of such Receivable or at any time thereafter.

(c) Any Nationstar Indemnification Amounts subject to the indemnification provisions of this Section 12 shall be paid to the Nationstar Indemnified Party within five (5) Business Days following demand therefor. “Nationstar Indemnified Party” means any of Advance Purchaser, the Depositor, the Issuer and the Indenture Trustee. “Nationstar Indemnification Amounts” means any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related reasonable costs and reasonable expenses of any nature whatsoever, including reasonable attorneys’ fees and disbursements, incurred by a Nationstar Indemnified Party with respect to this Agreement as a result of a breach by Nationstar, as described in Section 12(a), including without limitation, the enforcement hereof.

(d) (i) Promptly after a Nationstar Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed against Nationstar under this Section 12, the Nationstar Indemnified Party shall notify Nationstar in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify Nationstar shall not relieve Nationstar from any liability which it may have hereunder or otherwise except to the extent that Nationstar is prejudiced by such failure so to notify Nationstar.

(ii) Nationstar will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Nationstar Indemnified Party, and, after notice from Nationstar to such Nationstar Indemnified Party that Nationstar wishes to assume the defense of any such action, Nationstar will not be liable to such Nationstar Indemnified Party under this Section 12 for any legal or other expenses subsequently incurred by such Nationstar Indemnified Party in connection with the defense of any such action unless, (A) the defendants in any such action include both the Nationstar Indemnified Party and Nationstar, and the Nationstar Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to Nationstar, or one or more Nationstar Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both Nationstar and such Nationstar Indemnified Party, (B) Nationstar shall not have employed counsel reasonably satisfactory to the Nationstar Indemnified Party to represent the Nationstar Indemnified Party within a reasonable time after notice of commencement of the action, or (C) Nationstar shall have authorized the employment of counsel for the Nationstar Indemnified Party at Nationstar’s expense; then, in any such event, such Nationstar Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by Nationstar; provided, however, that Nationstar shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Nationstar Indemnified Parties. Each Nationstar Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with Nationstar in the defense of any such action or claim.

(iii) Nationstar shall not, without the prior written consent of any Nationstar Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Nationstar Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Nationstar Indemnified Party, unless such settlement includes an unconditional release of such Nationstar Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

Section 13. Indemnification by Advance Purchaser.

(a) Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, Advance Purchaser agrees to indemnify each Indemnified Party from and against any and all Indemnification Amounts which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of Advance Purchaser’s obligations under this Agreement or the ownership of the Aggregate Receivables or in respect of any Receivable, excluding, however, Indemnification Amounts to the extent resulting from (1) the negligence or willful misconduct on the part of such Indemnified Party or (2) the failure of a particular Mortgage Pool to generate sufficient cash flow to pay the Receivables attributable to that Mortgage Pool.

(b) Without limiting or being limited by the foregoing, Advance Purchaser shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnification Amounts relating to or resulting from:

(i) reliance on any representation or warranty made by Advance Purchaser under or in connection with this Agreement, any other Transaction Document, any report or any other information delivered by it pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by Advance Purchaser to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or any other Transaction Document or with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation; or

(iii) the failure of this Agreement to vest and maintain vested in the Depositor, or to transfer, to the Depositor, legal and equitable title to and ownership of the Aggregate Receivables which are, or are purported to be, Receivables, together with all collections in respect thereof, free and clear of any adverse claim (except as permitted hereunder) whether existing at the time of the transfer of such Receivable or at any time thereafter.

(c) Any Indemnification Amounts subject to the indemnification provisions of this Section 13 shall be paid to the Indemnified Party within five (5) Business Days following demand therefor. “Indemnified Party” means any of the Depositor, the Issuer and the Indenture Trustee. “Indemnification Amounts” means any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related reasonable costs and reasonable expenses of any nature whatsoever, including reasonable attorneys’ fees and disbursements, incurred by an Indemnified Party with respect to this Agreement as a result of a breach by Advance Purchaser, as described in Section 13(a), including without limitation, the enforcement hereof.

(d) (i) Promptly after an Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed against Advance Purchaser under this Section 13, the Indemnified Party shall notify Advance Purchaser in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify Advance Purchaser shall not relieve Advance Purchaser from any liability which it may have hereunder or otherwise except to the extent that Advance Purchaser is prejudiced by such failure so to notify Advance Purchaser.

(ii) Advance Purchaser will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from Advance Purchaser to such Indemnified Party that Advance Purchaser wishes to assume the defense of any such action, Advance Purchaser will not be liable to such Indemnified Party under this Section 13 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action unless, (A) the defendants in any such action include both the Indemnified Party and Advance Purchaser, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to Advance Purchaser, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both Advance Purchaser and such Indemnified Party, (B) Advance Purchaser shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, or (C) Advance Purchaser shall have authorized the employment of counsel for the Indemnified Party at Advance Purchaser’s expense; then, in any such event, such Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by Advance Purchaser; provided, however, that Advance Purchaser shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with Advance Purchaser in the defense of any such action or claim.

(iii) Advance Purchaser shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

Section 14. Miscellaneous.

(a) Amendment. This Agreement may not be amended except by an instrument in writing signed by Nationstar (prior to the final MSR Transfer Date), Advance Purchaser and the Depositor upon delivery of an Issuer Tax Opinion and with the written consent of the Administrative Agent. In addition, so long as the Notes are outstanding, this Agreement may not be amended unless either (x) the Noteholders of more than the Series Required Noteholders of each Series shall have consented thereto or (y) (i) the amendment is for a purpose for which the Indenture could be amended without any Noteholder consent and (ii) Advance Purchaser shall have delivered to the Indenture Trustee an officer’s certificate to the effect that Advance Purchaser reasonably believes that any such amendment will not have a material Adverse Effect on the Holders of the Notes. Any such amendment requested by Advance Purchaser shall be at its own expense. Advance Purchaser shall promptly notify each Note Rating Agency of any amendment of this Agreement or of the Receivables Pooling Agreement, and shall furnish a copy of any such amendment to each such Note Rating Agency.

(b) Binding Nature; Assignment. The covenants, agreements, rights and obligations contained in this Agreement shall be binding upon the successors and assigns of Nationstar and Advance Purchaser and shall inure to the benefit of the successors and assigns of Advance Purchaser and the Depositor, and all persons claiming by, through or under Advance Purchaser or the Depositor.

(c) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(d) Severability of Provisions. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

(e) Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN

CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(f) Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart. Any counterpart hereof signed by a party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original hereof to prove the contents thereof. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

(g) Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or future exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(h) Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

(i) Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.

(j) No Petition. Each of Nationstar and Advance Purchaser, by entering into this Agreement, agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all of the Notes, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, Insolvency Proceedings or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or this Agreement, or cause the Depositor or the Issuer to commence any reorganization, bankruptcy proceedings, or Insolvency Proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. This Section 14(j) shall survive termination of this Agreement.

(k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN AN LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15. Consent and Acknowledgement of the Amendments.

100% of the Noteholders of the Series 2013-VF1 Variable Funding Notes have consented to this Agreement and each such Noteholder confirms that (i) it is the sole Noteholder of all the Outstanding Notes related to such Series with the right to instruct the Indenture Trustee, (ii) it is authorized to deliver this Agreement, such power has not been granted or assigned to any other person and the Indenture Trustee may rely upon such certification, and (iii) it acknowledges and agrees that the amendments effected by this Agreement shall become effective on the Effective Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Receivables Sale Agreement to be duly executed as of the date first above written.

NATIONSTAR MORTGAGE LLC

By:	/s/ Ellen Coleman
Name:	Ellen Coleman
Title:	Executive Vice President

ADVANCE PURCHASER LLC

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	Secretary

NRZ SERVICER ADVANCE FACILITY TRANSFEROR BC, LLC, as Depositor

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	Secretary

[NRZ Servicer Advance Receivables Trust BC - Signature Page to Amended and Restated Receivables Sale Agreement]

CONSENTED TO BY:

BARCLAYS BANK PLC, as Committed Purchaser, as Conduit Administrative Agent, and as Administrative Agent of the Series 2013-VF1 Variable Funding Notes

By:	/s/ Joseph O’Doherty
Name:	Joseph O’Doherty
Title:	Managing Director

SHEFFIELD RECEIVABLES CORPORATION, as Conduit Holder

By: Barclays Bank PLC, as attorney-in-fact

By:	/s/ Joseph O’Doherty
Name:	Joseph O’Doherty
Title:	Managing Director

[NRZ Servicer Advance Receivables Trust BC - Signature Page to Amended and Restated Receivables Sale Agreement]

Schedule 1-A

ASSIGNMENT OF ADVANCE RECEIVABLES

Dated as of [    ], 2013

This Assignment of Advance Receivables (this “Assignment”) is a schedule to and is hereby incorporated by this reference into a certain Amended and Restated Receivables Sale Agreement (the “Agreement”), dated as of December 17, 2013, by and among Nationstar Mortgage LLC, a Delaware limited liability company, as initial receivables seller (prior to the respective MSR Transfer Dates) and as servicer ((prior to the respective MSR Transfer Dates) (“Nationstar”), Advance Purchaser LLC, a Delaware limited liability company, as receivables seller and as servicer (on and after the respective MSR Transfer Dates) (“Advance Purchaser”), and NRZ Servicer Advance Facility Transferor BC, LLC, a Delaware limited liability company (the “Depositor”). All capitalized terms used herein shall have the meanings set forth in, or referred to in, the Agreement.

By its signature to this Assignment, Nationstar hereby sells, assigns, transfers and conveys to Advance Purchaser and its assignees, without recourse, but subject to the terms of the Agreement, all of its right, title and interest in, to and under its rights to reimbursement of the Nationstar Additional Advance Receivables arising under each Designated Servicing Agreement listed on Attachment A attached hereto, which Nationstar Additional Advance Receivables on the date of this Assignment together with any Nationstar Advance Receivable Transferred Assets related to such Receivables, pursuant to the terms of the Agreement, and Advance Purchaser hereby accepts such sale, assignment, transfer and conveyance and agrees to transfer to Nationstar, as receivables seller, the related consideration therefor, as set forth in the Agreement.

[Signature page follows]

NATIONSTAR MORTGAGE LLC

By:
Name:
Title:

ADVANCE PURCHASER LLC

By:
Name:
Title:

[NRZ Servicer Advance Receivables Trust BC - Signature Page to Schedule 1A to Amended and Restated Receivables Sale Agreement - Assignment of Advance Receivables]

Attachment A to Schedule 1-A

DESIGNATED SERVICING AGREEMENTS RELATED TO THE AGGREGATE RECEIVABLES

Schedule 1-B

ASSIGNMENT OF RECEIVABLES

Dated as of [    ], 2013

This Assignment of Receivables (this “Assignment”) is a schedule to and is hereby incorporated by this reference into a certain Amended and Restated Receivables Sale Agreement (the “Agreement”), dated as of December 17, 2013, by and among Nationstar Mortgage LLC, a Delaware limited liability company, as initial receivables seller (prior to the respective MSR Transfer Dates) and as servicer (prior to the respective MSR Transfer Dates) (“Nationstar”), Advance Purchaser LLC, a Delaware limited liability company, as receivables seller and as servicer (on and after the respective MSR Transfer Dates) (“Advance Purchaser”), and NRZ Servicer Advance Facility Transferor BC, LLC, a Delaware limited liability company (the “Depositor”). All capitalized terms used herein shall have the meanings set forth in, or referred to in, the Agreement.

By its signature to this Assignment, Advance Purchaser hereby sells and/or contributes, assigns, transfers and conveys to the Depositor and its assignees, without recourse, but subject to the terms of the Agreement, all of its right, title and interest in, to and under its rights to reimbursement of the Additional Receivables arising under each Designated Servicing Agreement listed on Attachment A attached hereto, which Additional Receivables on the date of this Assignment together with any Transferred Assets related to such Receivables, pursuant to the terms of the Agreement, and Depositor hereby accepts such sale, assignment, transfer and conveyance and agrees to transfer to Advance Purchaser, as receivables seller, the related consideration therefor, as set forth in the Agreement.

[Signature page follows]

ADVANCE PURCHASER LLC

By:
Name:
Title:

NRZ SERVICER ADVANCE FACILITY TRANSFEROR BC

By:
Name:
Title:

[BC-NSART - Signature Page to Schedule 1-B to Amended and Restated Receivables Sale Agreement - Assignment of Receivables]

Attachment A to Schedule 1-B

DESIGNATED SERVICING AGREEMENTS RELATED TO THE AGGREGATE RECEIVABLES

EXHIBIT A

FORM OF SUBORDINATED NOTE

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE OWNER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, AND WILL NOT BE A “PROHIBITED TRANSACTION” UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”). BY ACCEPTANCE OF THIS SUBORDINATED NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE RECEIVABLES SALE AGREEMENT.

December 17, 2013

FOR VALUE RECEIVED, the undersigned, NRZ Servicer Advance Facility Transferor BC, LLC, a Delaware limited liability company (the “Depositor”), promises to pay to the order of Advance Purchaser LLC, a Delaware limited liability company (the “Seller”), on [    ], 20[  ] (the “Maturity Date”) the aggregate unpaid principal amount of all amounts loaned hereunder pursuant to Section 2(d) of that certain Amended and Restated Receivables Sale Agreement, dated as of December 17, 2013 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Receivables Sale Agreement”), among the Seller, Nationstar Mortgage LLC, Advance Purchaser LLC and the Depositor, together with any and all accrued and unpaid interest on all amounts loaned hereunder.

Interest will accrue on the average daily balance of the unpaid principal amount of all amounts loaned hereunder for each day from the date such loan amounts are made until they become due and or are paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate (as defined below) and (ii) a spread designated as such in writing by the Seller to the Depositor from time to time (the “Spread”). Interest will be computed on the basis of a 360-day year and paid for the actual number of days elapsed (including the first but excluding the last day). Should any principal of, or accrued interest on, any amounts loaned hereunder not be paid when due, such amount will bear interest from its due date until paid in full, at a rate per annum equal to the sum of (i) the LIBOR Rate, (ii) the Spread and (iii) 1.00%. Interest shall be payable on the unpaid principal balance of this note (this “Subordinated Note”) commencing on [    ], 20[  ] and continuing on the 20th day of each month. With respect to any such 20th day that is not a Business Day, the interest payment otherwise due on such 20th day shall be due on the next subsequent day that is a Business Day.

For the purposes of this Subordinated Note, “LIBOR Rate” shall mean the offered rate for one-month U.S. dollar deposits as such rate appears on Reuters Screen LIBOR01 Page (as defined in the International Swaps and Derivatives Association, Inc. 2000 Definitions) or such other page as may replace Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index Page on the date in question and (iii) which have been designated as such by the Calculation Agent (as defined below) (after consultation with the Administrative Agent) (as defined below) and are able and willing to provide such quotations to the Calculation Agent for such date (the “Reference Banks”) at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Seller will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Seller, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

Unless plainly wrong, the computer records of the holder hereof shall on any day conclusively evidence the unpaid balance of this Subordinated Note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) set forth by or on behalf of such holder on the schedule which is attached hereto or otherwise recorded in such holder’s computer or manual records; provided, that any failure to make notation of any principal advance or accrual of interest shall not cancel, limit or otherwise affect Depositor’s obligations or any of such holder’s rights with respect to that advance or accrual. Unless otherwise defined, capitalized terms used herein have the meanings provided in or specified in accordance with the Receivables Sale Agreement.

The obligation of the Depositor to pay the principal of, and interest on, all loans and advances on this Subordinated Note shall be absolute and unconditional, shall be binding and, to the fullest extent permitted by law, enforceable in all circumstances whatsoever and shall not be subject to setoff, recoupment or counterclaim; provided, however, that the Depositor shall only be obligated to pay principal and interest on this Subordinated Note from cash actually received by the Depositor from distributions on the Receivables after payment of all amounts due the Noteholder under the Amended and Restated Indenture, dated as of December 17, 2013, among NRZ Servicer Advance Receivables Trust BC (the “Issuer”), Wells Fargo Bank, N.A., as indenture trustee, calculation agent, paying agent and securities intermediary, Nationstar Mortgage LLC, as Servicer (prior to the respective MSR Transfer Dates) and as Subservicer, Advance Purchaser LLC, as Administrator and as Servicer (on and after the respective MSR Transfer Dates), and Barclays Bank PLC, as Administrative Agent.

Depositor may prepay at any time, without penalty or fee, the principal or interest outstanding hereunder or any portion of such principal or interest. Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

The Seller hereby agrees, prior to the date that is 367 days after the Maturity Date, not to acquiesce, petition, or invoke the process of any court or government authority (or to encourage or cooperate with others) for the purpose of commencing or sustaining a case against the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller. The foregoing shall not limit the rights of the Depositor to file any claim in, or to otherwise take any action with respect to, any insolvency proceeding instituted against the Seller by any other unaffiliated entity.

Notwithstanding anything contained herein to the contrary, to the extent that the Seller is deemed to have any interest in any assets of the Depositor, the Seller agrees that its interest in those assets is subordinate to claims or rights of all other creditors of the Depositor. The Seller agrees that this Subordinated Note constitutes a subordinated note for purposes of Section 510(a) of the United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

As set forth in Section 2(d) of the Receivables Sale Agreement, the Depositor hereby represents and warrants as of each loan and advance made hereon that at the time of (and immediately after) each loan and advance made hereunder, (i) the Depositor’s total assets exceed its total liabilities both before and after the sale transaction, (ii) the Depositor’s cash on hand is sufficient to satisfy all of its current obligations (other than its obligations under this Subordinated Note and the obligation to pay the Cash Purchase Price), (iii) the Depositor is adequately capitalized at a commercially reasonable level and (iv) the Depositor has determined that its financial capacity to meet its financial commitment under the Subordinate Loan and this Subordinated Note is adequate. Each loan or advance made hereunder by the Seller to the Depositor is subject to the accuracy of the representations and warranties herein made on the part of the Depositor.

This Subordinated Note is the Subordinated Note referred to in, and evidences indebtedness incurred under, the Receivables Sale Agreement, and the holder hereof is entitled to the benefits of the Receivables Sale Agreement. Upon and subject to the terms and conditions of the Receivables Sale Agreement, Depositor may borrow, repay and reborrow against this note under the circumstances, in the manner and for the purposes specified in the Receivables Sale Agreement and this Subordinated Note, but for no other purposes. All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS SUBORDINATED NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

[Signature Page Follows]

NRZ SERVICER ADVANCE FACILITY TRANSFEROR BC, LLC

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	Secretary

Signature Page to Subordinated Note